                                                               Exhibit 10-W

                       FIRST AMENDMENT TO LEASE AGREEMENT

         THIS FIRST AMENDMENT TO LEASE AGREEMENT, dated as of October 20,1998, is entered into by and between SAN DIEGO DEVELOPMENT #1, LLC, a Colorado limited liability company, having an office at 4582 South Ulster Street Parkway, Denver, Suite 403, CO 80237 ("Landlord") and ADVANTA MORTGAGE CORP. USA, a Delaware corporation, having an office at 200 Tournament Drive, Suite 103, Horsham, PA 19044 ("Tenant").

                                   Recitals:

                  i. Landlord and Tenant entered into a written lease agreement, dated August 27, 1997 (the "Lease"). (Initially capitalized terms not otherwise defined herein have the same meaning as in the Lease.)

                  ii. Landlord and Tenant desire to amend the Lease in the manner and form hereinafter set forth.

                  C. Advanta Corp., a Delaware corporation ("Guarantor") is the guarantor of Tenant's obligations under the Lease by the terms of a Corporate Guaranty (the "Guaranty").

         NOW, THEREFORE, for good and valuable consideration, Landlord and Tenant hereby agree as follows:

         a. As provided above, the parties acknowledge that the sole tenant under the Lease is Advanta Mortgage Corp. USA and that the references on page 1 of the Lease to "ADVANTA CORP., a Delaware corporation" and " collectively" are typographical errors and are hereby deleted.

         b. Landlord has delivered all floors of the Leased Premises Tenant Ready and Substantial Completion has occurred and, notwithstanding anything to the contrary set forth in the Lease, the Rent Commencement Date shall mean October 15, 1998. Upon the execution hereof, Tenant shall pay to Landlord $79,046.19 attributable to the Minimum Rent for the period October 15 through October 31, 1998; no late interest charges shall be applicable to Tenant's payment of such installment of Minimum Rent. Tenant has not exercised any right to terminate the Lease under Section 2(e) and has no further rights to terminate the Lease under Section 2(e); Landlord has no obligation to pay Tenant's Holdover Costs under the provisions of Section 2(e).

                  c. The addresses of Landlord and Tenant under Section 42 are hereby amended by deletion in their entirety and substitution of the following in lieu thereof:

                                    if intended for Tenant after occupancy:

                                      President
                                      Advanta Mortgage Corp. USA
                                      Welsh & McKean Roads
                                      Springhouse, PA 19477
                                      FAX NO. (215) 323-4844

                                    with a copy to:

                                      General Counsel
                                      Advanta Mortgage Corp. USA
                                      Welsh & McKean Roads
                                      Springhouse, PA 19477
                                      FAX NO. (215) 444-5915

                                    with a copy to:

                                      Vice President, Advanta Corporate Services
                                      200 Tournament Drive
                                      Horsham, PA 19044
                                      FAX NO. (215) 674-1442

                                    if intended for Landlord:

                                      San Diego Development #1, LLC
                                      c/o Miller Global-Pauls
                                      3950 Lewiston Street
                                      Aurora, CO 80011
                                      FAX NO. (303) 371-1465
                                  with a copy to:
                                    Lawrence J. Donovan, Jr.
                                    Isaacson Rosenbaum Woods & Levy, PC
                                    633 Seventeenth Street, Suite 2200
                                    Denver, CO 80202
                                    FAX NO. (303) 292-3152

         d. Section 43(b) is hereby amended by deletion of subsections (1) and
(2) and substitution of the following in lieu thereof:

                  "(1) (i) Without demand or notice, to reenter and take possession of the Leased Premises or any part thereof and repossess the same as of Landlord's former estate and expel Tenant and those claiming through or under Tenant and remove the effects of both or either, without being deemed guilty of any manner of trespass and without prejudice to any remedies for arrears of rent or preceding breach of covenants or conditions. Should Landlord elect to reenter, as provided in this subparagraph (1), or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord may, from time to time, without terminating this Lease, relet the Leased Premises or any part thereof, either alone or in conjunction with other portions of the Building of which the Leased Premises are a part, in Landlord's or Tenant's name but for the account of Tenant, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such commercially reasonable conditions and upon such other terms (which may include concessions of free rent and alteration and repair of the Leased Premises) as Landlord, in its discretion, may determine and Landlord may collect and receive the rents therefor, which rights include the rights of Landlord under Section 1951.4 of the California Civil Code. In the event that Landlord elects to avail itself of the remedy provided by this subparagraph (1), Landlord shall not unreasonably withhold its consent to an assignment or subletting of the Leased Premises subject to the reasonable standards for Landlord's consent as are contained in this Lease. In addition, in the event Tenant has entered into a sublease which is valid under the terms of this Lease, Landlord may also, at its option, cause Tenant to assign to Landlord the interest of Tenant under said sublease, including, but not limited to, Tenant's right to payment of rent as it becomes due. Landlord shall in no way be responsible or liable for any failure to relet the Leased Premises, or any part thereof, or for any failure to collect any rent due upon such reletting. No such reentry or taking possession of the Leased Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention be given to Tenant. No notice from Landlord hereunder or under a forcible entry and detainer statute or sim-ilar law shall constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Landlord reserves the right following any such reentry and/or reletting to exercise its right to terminate this Lease by giving Tenant such written notice, in which event the Lease will terminate as specified in said notice.

                  (ii) If Landlord elects to take possession of the Leased Premises as provided in this subparagraph (1) without terminating the Lease, Tenant shall pay to Landlord (a) the rent and other sums as herein provided, which would be payable hereunder if such repossession had not occurred, less (b) the net proceeds, if any, of any reletting of the Leased Premises after deducting all of Landlord's commercially reasonable expenses incurred in connection with such reletting, including, but without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, expenses of employees, alteration, remodeling, and repair costs and expenses of preparation for such reletting. If, in connection with any reletting, the new lease term extends beyond the existing Term or the premises covered thereby include other premises not part of the Leased Premises, a fair apportionment of the rent received from such reletting and the expenses incurred in connection therewith, as provided aforesaid, will be made in determining the net proceeds received from such reletting. In addition, in determining the net proceeds from such reletting, any rent concessions will be apportioned over the term of the new lease. Tenant shall pay such amounts to Landlord monthly on the days on which Minimum Rent and Additional Rent and all other amounts owing hereunder would have been payable if possession had not been retaken and Landlord shall be entitled to receive the same from Tenant on each such day; or

                  (2) To give Tenant written notice of intention to terminate this Lease on the date of such given notice or on any later date specified therein and, on the date specified in such notice, Tenant's right to possession of the Leased Premises shall cease and the Lease shall thereupon be terminated, except as to Tenant's liability hereunder as hereinafter provided, as if the expiration of the term fixed in such notice were the end of the Term herein originally demised. In the event this Lease is terminated pursuant to the provisions of this subparagraph (2), Tenant shall remain liable to Landlord for, and Landlord shall have the right to recover from Tenant, an amount equal to (i) the worth at the time of the award of the unpaid Minimum Rent and Additional Rent which had been earned at the time of termination, (ii) the worth at the time of award of the amount by which the unpaid Minimum Rent and Additional Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (iii) the worth at the time of the award by which the unpaid Minimum Rent and Additional Rent for the balance of the Term after the time of the award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, the cost of recovering possession of the Leased Premises, commissions and other expenses of reletting, including necessary repair, demolition and renovation of the Leased Premises to the condition required to be in at the expiration of the Term, the cost of rectifying any damage to the Leased Premises occasioned by the act or omission of Tenant, reasonable attorneys fees and any other reasonable costs; and (v) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted by law. "Worth at the time of award" as used in clauses (i) and (ii) above, shall be computed at the rate provided in Paragraph 4(c) above. As used in clause (iii) above, "worth at the time of award" shall be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus 1%."

         e. If there is any conflict between the terms of this Amendment and the terms of the Lease, the terms of this Amendment govern. The Lease as hereby amended is in full force and effect, is hereby ratified and affirmed by the parties, and is binding upon the parties in accordance with its terms.

         IN WITNESS WHEREOF, Landlord and Tenant have entered into this First Amendment effective as of August 27, 1997, having executed this Lease on the dates set forth in the following notarizations. This First Amendment may be executed in counterparts, each of which (or any combination of which) when signed by all of the parties shall be deemed an original, but all of which when taken together shall constitute but one agreement. Any one or more of such duplicate signature pages may be removed from any one or more of such counterparts and annexed to other counterparts and duplicate signature pages to form a completely executed original Lease.

                         LANDLORD:

                         SAN DIEGO DEVELOPMENT #1, LLC, a Colorado limited liability company

                         By: SD 1, LLC, a Colorado limited liability company,
                             Member

                             By: The Pauls Corporation, LLC, a Colorado
                              limited liability company, Its Manager and
                              Member

                              By: /s/ William B. Pauls
                              William B. Pauls, Manager

                    By:       GE Investment Realty Partners III
                              Limited Partnership, a Delaware
                              limited partnership, Member

                              By: /s/ Bradford Barrett


          By:       MGA Real Estate Associates, LLLP, a Colorado
                    limited liability limited partnership, Member


By: /s/ Gregory Pohle
                                   Authorized Signatory

STATE OF COLORADO           )
                            ) SS.
CITY AND COUNTY OF DENVER   )


     The foregoing instrument was acknowledged before me this 25 day of January, 1999, by William B. Pauls, as Manager of The Pauls Corporation, LLC, a Colorado limited liability company, as Manager and Member of SD #1, LLC, a Colorado limited liability company, a Member of San Diego Development
#1, LLC, a Colorado limited liability company.

          Witness my hand and official seal.

          My commission expires: July 31, 2001
                                 ----------------------

                                 /s/ Virginia H. Lucky
                                 -----------------------
                                 Notary Public



STATE OF CALIFORNIA      )
                         )SS.
COUNTY OF LOS ANGELES    )


     The foregoing instrument was acknowledged before me this 27th day of January, 1999, by B. Bradford Barrett, as President of GE Investment Realty Partners III Limited Partnership, a Delaware limited partnership, a Member of SD #1, LLC, a Colorado limited liability company, a Member of San Diego Development #1, LLC, a Colorado limited liability company.

          Witness my hand and official seal.

          My commission expires: November 6th, 1999
                                ------------------------


                                /s/ Laura Haver
                                ------------------------
                                Notary Public



STATE OF COLORADO                )
                                 )SS.

CITY AND COUNTY OF DENVER        )




[seal]      LAURA HAVER
        Commission #1076795
     Notary Public - California
          Los Angeles County
    My Comm. Expires Nov. 6, 1999

     The foregoing instrument was acknowledged before me this 5th day of February, 1999, by Greg Poule as authorized signatory of MGA Real Estate Associates, LLLP, a Colorado limited liability limited partnership, a member of San Diego Development #1, LLC, a Colorado limited liability company.

     Witness my hand and official seal.

     My commission expires: 6/28/2001

                                   /s/ Barbara A. Stephenson
                                   -------------------------------------
                                   Notary Public

signatures and notarizations continued on next page


                                                                          [SEAL]

                                        TENANT:

                                        ADVANTA MORTGAGE CORP. USA,
                                        a Delaware corporation


                                        By: /s/ John J. Crowe, Jr.
                                            ------------------------------------
------------
                                        Title: Vice President
                                              ----------------------------------
------------

[Corporate Seal]                Attest: /s/ Michele A. Stevenson
                                       -----------------------------------------
                                       Assistant Secretary

STATE OF PENNSYLVANIA       )
                                : ss.
COUNTY OF MONTGOMERY        )

     On this the 13th day of January, 1999, before me the subscriber, a notary public in and for the Commonwealth of Pennsylvania, personally appeared John J. Crowe, Jr., who acknowledged himself to be the Vice President of ADVANTA MORTGAGE CORP. USA, a Delaware corporation, and that he as such Vice President, being authorized to do so, executed the foregoing instrument for the purpose therein contained by signing the name of the corporation by himself as Vice President.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.

[Notary Seal]                            /s/ Patricia D. Kelly
--------------------                     ---------------------------------------

                                         Notary Public

                                         My Commission Expires:
--------------------                                           ------------

                                         [NOTARIAL SEAL
                                          PATRICIA D. KELLY, Notary Public
                                          Lower Gwynedd Twp., Montgomery Co.
                                          My Commission Expires Aug. 27, 2001]

The undersigned, as "Guarantor" under that "Corporate Guaranty" entered into as of August 27, 1997, hereby consents to the terms of the Guaranty and acknowledges and agrees that Guarantor shall guaranty the Lease as amended by the First Amendment in accordance with the terms of the Guaranty.

                                            ADVANTA CORP.


                                            By: /s/ Christopher S. Derganc
                                               ------------------------------

                                            Title: SVP
                                                -----------------------------

[Corporate Seal]                            Attest: /s/ Susan Giusti
                                                -----------------------------
                                                 Assistant Secretary

STATE OF PENNSYLVANIA    )
                              : ss.
COUNTY OF MONTGOMERY     )

     On this the 13th day of January, 1999, before me the subscriber, a notary public in and for the Commonwealth of Pennsylvania, personally appeared Christopher S. Derganc, who acknowledged himself to be the Sr. V.P. of ADVANTA CORP., a Delaware corporation, and that he as such Sr. V.P., being authorized to do so, executed the foregoing instrument for the purpose therein contained by signing the name of the corporation by himself as Sr. Vice President.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.

[Notarial Seal]                         /s/ Patricia D. Kelly
                                            ------------------------------
                                            Notary Public
                                            My Commission Expires:
                                                                  --------

--------------                             [NOTARIAL SEAL
                                            PATRICIA D. KELLY, Notary Public
                                            Lower Gwynedd Twp., Montgomery, CO.
                                            My Commission Expires Aug. 27, 2001]

                                      LEASE



                                     between

                         SAN DIEGO DEVELOPMENT #1, LLC,
                 a Colorado limited liability company, Landlord

                                       and

                           ADVANTA MORTGAGE CORP. USA,
                         a Delaware corporation, Tenant

TABLE OF CONTENTS

Paragraph           Caption                                                Page
1.                  Leased Premises .........................................  1

2.                  Term; Rent Commencement Date; Conditions Precedent ......  2

3.                  Options to Extend .......................................  4

4.                  Minimum Rent ............................................  4

5.                  Assessments Under Declaration ...........................  6

6.                  Real Estate Taxes .......................................  7

7.                  Plans and Specifications ................................  9

8.                  Construction; Landlord's Work; Landlord's Improvements .. 11

9.                  Timing of Landlord's Work ............................... 11

10.                 Landlord's .............................................. 12

11.                 Landlord's Financial Condition .......................... 12

12.                 Tenant's Work ........................................... 12

13.                 Landlord's Contribution for Tenant's Work ............... 13

14.                 Manner of Tenant's Work ................................. 13

15.                 Construction Cooperation ................................ 14

16.                 Landlord Delay; Tenant Delay/Governmental Inducements ... 14

17.                 Use and Occupancy of Leased Premises .................... 14

18.                 Hazardous Materials ..................................... 14

19.                 Tenant's Signs .......................................... 15

20.                 Intentionally Omitted ................................... 15

21.                 Utilities ............................................... 15

22.  Maintenance and Repair ................................................  16

23.  Alterations ...........................................................  17

24.  Tenant's Trade Fixtures ...............................................  20

25.  Surrender of Leased Premises ..........................................  20

26.  Property in the Leased Premises .......................................  21

27.  Landlord's Access to Leased Premises ..................................  21

28.  Zoning, Land Use Regulations, Utilities and Compliance with Laws,
     Ordinances, and Requirements of Public Authorities ....................  21

29.  Assignment and Subletting .............................................  23

30.  Holdover ..............................................................  24

31.  Indemnification of Landlord and Tenant ................................  25

32.  Liability Insurance ...................................................  25

33.  Fire and All Risk Insurance ...........................................  27

34.  Intentionally Omitted .................................................  30

35.  General Insurance Requirements ........................................  30

36.  Damage or Destruction .................................................  30

37.  Eminent Domain ........................................................  32

38.  Subordination, Recognition, Non-Disturbance and Attornment ............  35

39.  Quiet Enjoyment .......................................................  37

40.  Condition of Title ....................................................  38

41.  Recording; Delivery of Title Report ...................................  38

42.  Notices, Payment of Rent ..............................................  38

43.  Tenant's Default ......................................................  40

44.  Intentionally Omitted .................................................  42

45.       Landlord's Default .............................................    42

46.       Remedies Cumulative ............................................    44

47.       No Waiver ......................................................    44

48.       Waiver of Jury Trial ...........................................    44

49.       Unavoidable Delays .............................................    44

50.       Relationship of Parties ........................................    45

51.       Estoppel Certificates ..........................................    45

52.       Broker .........................................................    46

53.       Covenants to Run with the Land; Binding Effect .................    46

54.       Choice of Law ..................................................    46

55.       Entire Agreement; Interpretation ...............................    46

56.       Invalidity of Certain Provisions. ..............................    46

57.       Captions .......................................................    46

58.       Definitions ....................................................    47

59.       Arbitration ....................................................    51

60.       Limitation on Landlord Liability ...............................    51

61.       Guaranty .......................................................    51

                                    EXHIBITS


Exhibit "A"         -       Legal Description of Leased Premises
Exhibit "B"         -       Guaranty
Exhibit "C"         -       Permitted Exceptions
Exhibit "D"         -       Final Plans and Specifications
Exhibit "E"         -       Tenant's Plans and Specifications
Exhibit "F"         -       Landlord's Improvements portion of Tenant's Work
Exhibit "G"         -       Form of Subordination, Nondisturbance and Attornment
                            Agreement

                                      LEASE


         THIS LEASE made this 27th day of August, 1997, between SAN DIEGO DEVELOPMENT #1, LLC, a Colorado limited liability company, having an office at 4582 South Ulster Street Parkway, Denver, Suite 403, CO 80237 ("Landlord") and ADVANTA MORTGAGE CORP. USA, a Delaware corporation, and ADVANTA CORP., a Delaware corporation, having offices at 200 Tournament Drive, Suite 103, Horsham, PA 19044 (collectively "Tenant").


                                   WITNESSETH:



         1. Leased Premises. Landlord does hereby demise and let unto Tenant and Tenant does hereby lease and take from Landlord for the term and upon the conditions set forth in this Lease:

                  ALL THAT CERTAIN Lot or piece of ground located on Rancho Bernardo Road, in the County of San Diego, State of California, commonly known as lot 63, 4S Ranch and which is more particularly described on EXHIBIT "A", attached hereto (the "Leased Premises"), the same being a subdivided lot within the business park known as "4S Ranch" (the "Park").

                  TOGETHER WITH the building to be erected thereon, of 3 stories and approximately 130,000 gross square feet, having approximately 127,000 rentable square feet (the "Building") and parking structure; and

                  TOGETHER WITH the rights and easements to use, in common with others, those easements established for the benefit of owners and occupants under the Declaration; and

                  TOGETHER WITH and UNDER AND SUBJECT TO the benefit of all rights, appurtenances, privileges, easements, rights of ingress or egress, licenses or hereditaments, now or hereafter belonging or appertaining to the Leased Premises;

                  TOGETHER WITH and UNDER AND SUBJECT TO the benefit and burden of the easements, covenants and restrictions contained in that certain Declaration of Covenants, Conditions and Restrictions of 4-S Ranch Business Park, as amended, as described in item 12 of EXHIBIT "C" hereto (the "Declaration");

                  SUBJECT, however, to all restrictions, rights, easements or agreements specifically listed on EXHIBIT "C" hereto.

         2.       Term, Rent Commencement Date; Conditions Precedent.

                  (a) Length of Term. The initial term of this Lease (the "Initial Term") shall commence on the date hereof ("Commencement Date") and shall continue to and include the date ("Expiration Date") which is the last day of the tenth (10th) Lease Year (as defined in subparagraph (c) below). If Tenant shall elect to extend the Initial Term for one or more Renewal Periods pursuant to Paragraph 3 below, the term of this Lease (the "Term") shall mean the Initial Term together with each Renewal Period for which Tenant has exercised a Renewal Option and the Expiration Date shall be the last day of the last Renewal Period for which Tenant has exercised a Renewal Option.

                  (b) Rent Commencement Date Defined. The "Rent Commencement Date" shall mean the date on which Tenant's rental obligation for the entire Leased Premises commences, which shall be the later of (i) the 96th calendar day following the date on which Landlord has delivered all floors of the Leased Premises "Tenant Ready" as hereinafter defined, or (ii) the date on which Substantial Completion, as hereinafter defined, has occurred.

                  (c) Lease Year Defined. The first "Lease Year" shall be the period of twelve (12) consecutive calendar months from the Rent Commencement Date. The first Lease Year shall commence on the Rent Commencement Date if the Rent Commencement Date is the first day of a calendar month or, if not, on the first day of the first calendar month immediately following the Rent Commencement Date (and for purposes of payment of Rent such partial month period from the Rent Commencement Date to the first of the calendar month shall be deemed part of the first Lease Year). Each subsequent Lease Year shall commence on the anniversary of the commencement date of the first Lease Year.

                  (d) No Obligations Prior to Rent Commencement. Tenant shall not be obligated to pay any Additional Rent due hereunder or to perform any of Tenant's obligations hereunder during the period between the Commencement Date and the Rent Commencement Date, with the exception of Tenant's obligations hereunder which this Lease expressly provides shall arise prior to the Rent Commencement Date.

                  (e) Delay in Completion.

                           (A) If Landlord has failed to commence construction
of the Building (as evidenced by Landlord obtaining a permit permitting grading and commencing site grading in accordance with the Final Plans and Specifications) by October 15, 1997 (the "Construction Deadline"), then either party shall have the right to deliver notice to the other of its intention to terminate this Lease; provided, however, that Landlord shall have a right to terminate under this Section 2(e)(A) only if Landlord has failed to commence construction as a result of the failure of the governmental authorities to issue a grading permit or as a result of governmental authorities issuance of a direct order preventing such grading for reasons beyond Landlord's control. If the notice of intent to terminate is delivered by Landlord to Tenant, this Lease shall terminate fifteen (15) days after Tenant's receipt of such notice, unless Landlord and Tenant can agree in writing on an extension of the Construction Deadline. If Tenant delivers notice to Landlord that Tenant intends to terminate this Lease and, within fifteen (15) days following receipt of such notice Landlord fails to commence construction, then Tenant shall have a right thereafter to immediately terminate this Lease by notice given to Landlord but such termination notice shall only be deemed effective if actually received by Landlord prior to the commencement of construction.

                  (B) Following commencement of construction, if Landlord discontinues construction of Landlord's Work for one-hundred twenty (120) consecutive days for reasons other than Unavoidable Delay (but excluding Tenant Delay), then Tenant shall have the right to deliver notice to Landlord of its intention to terminate this Lease. If Tenant delivers such notice and Landlord fails to recommence construction within fifteen (15) days following receipt of such notice, Tenant shall have a right thereafter to immediately terminate this Lease by notice to Landlord, but such termination notice shall only be deemed effective if actually received by Landlord prior to the recommencement of construction.

                  (C) If the Tenant Ready Date (as hereinafter defined) has not occurred on or before September 1, 1998, which deadline shall be extended by any Tenant Delay ("Completion Deadline"), and Tenant is unable to substantially complete Tenant's Work by November 28, 1998, then: Tenant shall have the right to receive a Rent credit against Rent first due following the Rent Commencement Date, equal the product of: (a) the number of days the Tenant Ready Date is delayed beyond the Completion Deadline, or the number of days beyond November 28, 1998 that Tenant is unable to substantially complete Tenant's Work, whichever is less, multiplied by (b) Tenant's Holdover Costs. "Tenant's Holdover Costs" shall mean an amount, calculated on a daily basis, equal to amount by which the holdover rental payments for the Existing Premises for the period of such delay exceed the Minimum Rent rate applicable during the first Lease Year; to the extent that Tenant is not permitted to holdover in any portion of the Existing Premises and obtains substitute space for temporary occupancy purposes, the commercially reasonable out-of-pocket costs of moving to and renting such temporary space shall be considered "holdover rental payments" under the foregoing calculation. The "Existing Premises" shall mean and refer to office space being leased by Tenant under the leases applicable to such space as of the date hereof: approximately 53,907 rentable square feet at 16875 West Bernardo Drive, approximately 50,868 rentable square feet at 16855 West Bernardo Drive, and approximately 3,200 rentable square feet at 16835 West Bernardo Drive.

                  (D) If none of the Leased Premises has been made available in a Tenant Ready condition to permit Tenant to commence Tenant's Work by September 1, 1999 (which deadline shall be extended by Tenant Delay), Tenant shall have a right to terminate this Lease by notice delivered to Landlord on or before September 10, 1999; if this Lease is terminated in accordance with the foregoing provision, this Lease shall be deemed to have expired in accordance with its terms and Landlord and Tenant shall be relieved of liability for all obligations arising thereafter under this Lease.

                  (E) The remedies provided in this Paragraph 2(e) shall be Tenant's sole remedies for delays in completion of Landlord's Work; in no event shall Landlord be liable for direct, actual, or consequential damages or lost profits arising from such delay and Tenant shall have no right to terminate this Lease as a result of such delay except as provided in this Paragraph 2(e).

                           (F) If Landlord is delayed in delivering any portion
of the Leased Premises Tenant Ready as a result of Tenant Delay or is delayed in Substantial Completion of Landlord's Work as a result of Tenant Delay, Tenant's obligation to pay Minimum Rent under Paragraph 4(b) shall commence on the date that such obligations would have occurred but for such Tenant Delay.

                  3. Options to Extend. The Term of this Lease may be extended by Tenant, at Tenant's sole option ("Renewal Option"), for two (2) consecutive periods of five (5) years each (each, a "Renewal Period," and collectively, "Renewal Periods"), from and after the expiration of the Initial Term by giving Landlord prior written notice of the exercise of the Renewal Option elected by Tenant not less than twelve (12) months before the end of the Initial Term or six (6) months before the end of the then current Renewal Period, as the case may be. If Tenant exercises a Renewal Option, all of the terms and provisions of this Lease applicable during the Initial Term (including the Additional Rent payable hereunder) shall be applicable to the Renewal Period in question without execution of an extension or renewal lease but the Minimum Rent shall be determined in accordance with Paragraph 4(b) below and Landlord shall have no obligation to complete additional improvements or provide a tenant finish allowance to Tenant.

                  4. Minimum Rent.

                  (a) Initial Term. Tenant agrees to pay to Landlord as minimum rent ("Minimum Rent"), commencing on the Rent Commencement Date (except as otherwise provided in Paragraph 2, above or elsewhere in this Lease) and continuing through the remainder of the Initial Term, payable on the first day of each month in advance (except that if the Rent Commencement Date is other than the first of a month, the first monthly installment of Minimum Rent will be pro-rated on a per diem basis, and the last installment of Minimum Rent will be due and payable on the Expiration Date) as follows:

                  Year                  Monthly Minimum Rent
                  ----                  --------------------
                  First                 $153,152.00
                  Second                $157,747.00
                  Third                 $162,479.00
                  Fourth                $167,353.00
                  Fifth                 $172,374.00
                  Sixth                 $177,545.00
                  Seventh               $182,871.00
                  Eighth                $188,358.00
                  Ninth                 $194,008.00
                  Tenth                 $199,829.00

                  (b) Renewal Terms. Tenant agrees to pay as monthly Minimum Rent during each of the Renewal Terms, if exercised by Tenant, an amount, payable on the first day of each month in advance, determined in accordance with the following provisions:

                  (A) The monthly Minimum Rent for the first Lease year of the applicable Renewal Term shall equal the greater of (x) 103% of the monthly Minimum Rent applicable during the last month of the month preceding the commencement of the respective Renewal Term, and (z) the Fair Market Rental Value for the Leased Premises.

                  (B) The monthly Minimum Rent for each Lease Year of the respective Renewal Term following the first Lease Year shall be an amount equal to 103% of the monthly Minimum Rent applicable to the immediately preceding Lease Year (so that the annual Minimum Rent shall increase by 3% each Lease Year following the first Lease Year).

                  (C) If Tenant exercises its Renewal Option by notice in accordance with Paragraph 3, Landlord shall give Tenant written notice of Landlord's determination of Fair Market Rental Value by the later of (x) the first business day of the eleventh month preceding the Renewal Term for which Minimum Rent is to be determined, and (y) 30 days following receipt of Tenant's notice exercising its Renewal Option under Paragraph 3 above. If Tenant notifies Landlord within thirty (30) days after receipt of Landlord's determination of Fair Market Rental Value that Tenant disputes such determination, Fair Market Rental Value shall be determined according to the procedures set forth in subparagraph E below. If Tenant does not notify Landlord that it disputes Landlord's determination of Fair Market Rental Value within the time period herein provided, Tenant shall be deemed to have accepted such determination.

                  (D) The "Fair Market Rental Value" for the Leased Premises shall mean: the monthly payment based on the annual amount per square foot (exclusive of Additional Rent) that a willing tenant would pay and a willing landlord would accept following arms-length negotiations with respect to an "Assumed Lease" (as defined below) under the circumstances as of the determination. "Assumed Lease" means (i) a lease of a "Comparable Building" for a term equal to the Renewal Term, scheduled to commence at the time such Renewal Term is scheduled to commence; and (ii) taking into consideration and making adjustment to reflect allowances and concessions (provided, however, that such assumption shall not obligate Landlord to pay any allowances or contributions or to complete any Landlord Work). "Comparable Building" shall mean any first class suburban office building in the Rancho Bernardo area which is of a size and quality reasonably comparable to the Leased Premises; provided that, to the extent such comparable buildings are not identical, appropriate adjustments shall be made to adjust for differences in the size, location, age, efficiency of floorplate, quality of buildings, and type and amount of parking between such other buildings and the Leased Premises.

                  (E) Whenever it is necessary to determine Fair Market Rental Value for purposes of this Lease, Landlord and Tenant shall confer and attempt to agree as to such Fair Market Rental Value. If either party concludes after conferring with the other that agreement is unlikely to be reached it shall notify the other of such conclusion and each party shall, within fifteen days after the date of such notice, notify the other party of the name of a qualified appraiser selected by such party to participate in the determination of Fair Market Rental Value, and the two appraisers so selected, within thirty (30) days after their selection, shall select a third qualified appraiser to participate in such determination; if they are unable to agree on a third appraiser, the selection shall be made by the highest officer in the San Diego chapter of the American Institute of Real Estate Appraisers, or its successor, who is a qualified appraiser. Within fifteen (15) days of selection of the third appraiser, each of the two appraisers selected by Landlord and Tenant shall state, in writing, the appraiser's determination of the Fair Market Rental Value supported by the reasons therefor and shall make counterpart copies for each of the other appraisers, under an arrangement for simultaneous exchange of the determinations. The role of the third appraiser shall be to select whichever of the two proposed resolutions most closely approximates the third appraiser's own determination of the Fair Market Rental Value. The third appraiser shall have no right to propose a middle ground or any modifications of either of the two proposed resolutions. The resolution the third appraiser chooses as the most closely approximating the third appraiser's determination shall constitute the determination of Fair Market Rental Value and shall be final and binding upon the parties. For purposes of this subparagraph the term "qualified appraiser" means a person who has been designated by the American Institute of Real Estate Appraisers as a M.A.I. (Member Appraisal Institute) (or its equivalent) and who has been for at least the four most recent years a M.A.I. in good standing, who has for at least the four most recent years been regularly engaged in appraising commercial real estate in the San Diego metropolitan area, who has no financial interest in either party to this Lease, is not related by blood or marriage to any officer or director of either party and has not been an officer or director of either party. If either party fails to notify the other of such party's choice of a qualified appraiser, the qualified appraiser selected by the notifying party shall make the determination of Fair Market Rental Value. The Fair Market Rental Value determined in accordance with the procedures described above shall be final and binding on both parties, absent fraud or flagrant disregard of the standards set forth in this Lease by one or more of the appraisers. Each party shall pay the costs of the appraiser selected by it and share the cost of the third appraiser. In the event of a failure, refusal or inability of any appraiser to act, the appraiser shall appoint a successor, but in the case of the third appraiser, a successor shall be appointed in the same manner as provided above with respect to appointment of the original third appraiser. Any decision on procedures and interpretations of the standards set forth herein in which the appraisers for Landlord and Tenant concur shall be binding and conclusive upon the parties, except that such appraisers shall not attempt by themselves to mutually ascertain the Fair Market Rental Value.

                  (c) Late Interest. In any case where: (i) any installment of Minimum Rent or Additional Rent is not paid when the same is due, or (ii) any other sum or charge which is owing from Tenant to Landlord hereunder, is not paid within fifteen (15) days after the same is due and payable or within any cure period applicable thereto, whichever is later, then such amount shall thereafter bear interest at an annual rate (the "Interest Rate") which is equal to three percent (3%) over the "prime rate" then being quoted in the Money Rates section (or similar section if renamed or eliminated) of The Wall Street Journal or, if such publication is not in existence, the prime rate published in a similar national business-oriented newspaper or publication.

         5. Assessments - Under Declaration. Tenant will pay when due, to the party or parties entitled thereto, all assessments owing for periods following the Rent Commencement Date through the Expiration Date with respect to the Leased Premises under the Declaration; Tenant shall provide evidence of payment to Landlord for each such payment on or prior to the date such payments are due. Such assessments will be pro-rated between Landlord and Tenant on a per diem basis for any period preceding the Rent Commencement Date or following the Expiration Date constituting part of an assessment period.


                  6. Real Estate Taxes.

                           (a) Real Estate Taxes Defined. The term "Real Estate
Taxes" shall mean all ad valorem real estate taxes which may be assessed, levied, or imposed upon the Leased Premises for any period during the Initial Term and the Renewal Period from and after the Rent Commencement Date and all other assessments, fees and other governmental charges and levies, of any kind or nature whatsoever (including, without limitation, assessments, fees, levies and charges imposed for public improvements or benefits, or for public services such as fire protection, street, sidewalk and road maintenance or refuse removal, and interest on unpaid installments) which may be levied, assessed or imposed, or become liens upon or arise out of the use, occupancy, ownership, or possession of the Leased Premises, and which accrue during or are allocable to the Term. "Real Estate Taxes" shall include amounts required to be paid under the Bond issued under the 1915 Act for Improvement of 4S Ranch, District 89-1 ("89-1 Bond"), and supplemental taxes or assessments pursuant to the California Revenue and Taxation Code, but shall not include building permit fees, utility tap fees and similar one time fees incurred in connection with the initial construction of the Building and related improvements. Tenant shall pay to the Escrow Agent monthly, on each date on which a payment of Minimum Rent is due, 1/12 of such amount as the Escrow Agent from time to time estimates will be required to pay all Real Estate Taxes required to be paid. The Escrow Agent's estimates shall be based on the amounts actually payable or, if unknown, on the amounts actually paid for the year preceding that for which such payments are being made. Any deficiencies shall be promptly paid by Tenant to the Escrow Agent on demand. When the Escrow Agent has received from Tenant or on its account funds sufficient to pay the same, the Escrow Agent shall pay such Real Estate Tax bills. If the amount paid by Tenant in any year exceeds the aggregate required, such excess shall be applied to Real Estate Taxes payments for the succeeding year. "Escrow Agent" means (i) the Mortgagee, if such Mortgagee elects to act in such capacity pursuant to tax payment escrow provisions of the applicable loan documents, or otherwise (ii) a title company or other escrow agent selected by Landlord. The Escrow Agent's fees for holding and disbursing such amounts shall be paid by Tenant and Tenant shall have the right to receive any interest earned on amounts held in escrow, if any; such escrow shall be used solely for payment of Real Estate Taxes (including reimbursement of Landlord for Real Estate Taxes advanced by Landlord, if applicable) and such fees (if not otherwise paid by Tenant) and for no other purpose. Tenant shall have a right to prepay the amounts due under the 89-1 Bond in accordance with its terms, but such prepayment shall not be credited against payment of Rent or be pro-rated in the event the Lease terminates or expires prior to the date of which the 89-1 Bond payments would otherwise have been paid.

                           (b) Payments in Lieu of Taxes. If at any time during
the Term of this Lease the methods of taxation prevailing on the date hereof shall be altered so that in lieu of or as a substitute for the whole or any part of the ad valorem real estate taxes now levied, assessed or imposed on real estate as such, there shall be levied, assessed or imposed a tax ("Alternative Tax") on the rents received from such real estate, or a license fee measured by rents, a so-called "value-added tax" or other tax in lieu or fee resulting from revision of the present real estate tax structure, then the Alternative Tax shall thereafter be included as Real Estate Taxes.

                           (c) Right to Contest Assessments. Landlord and Tenant
agree to consult with each other and to keep each other advised concerning the assessment and/or tax rate for any Real Estate Taxes and any controversy or contest pertaining to any Real Estate Tax. Tenant shall have the right, but not the obligation, to protest or appeal any such assessment and/or tax rate and to petition for a refund or rebate of the whole or part of any Real Estate Taxes and to carry on any proper proceedings, legal or otherwise, in connection therewith; provided, however, (i) Tenant shall pay the amounts under protest or appeal to the Escrow Agent and, to the extent that such Real Estate Taxes are due to be paid to the applicable Authorities prior to final resolution of such protest or appeal, the Escrow Agent shall pay the applicable taxes, but with notice of protest if requested by Tenant; (ii) Tenant shall comply with all laws, orders, rules and regulations respecting such contest; and (iii) give Landlord prior written notice of Tenant's intent to contest the amount or validity and provide Landlord will copies of any notices filed or documents submitted with regard to any such proceeding. If required by law, Tenant shall have the right to take such action in the name of Landlord, and Landlord shall cooperate with Tenant to the extent Tenant may reasonably require; provided, however, Tenant shall indemnify and save Landlord harmless from and against all loss, cost, damage and expense as a result thereof. As to Real Estate Taxes attributable to periods prior to the Rent Commencement Date, to the last year of the Term (after Tenant has waived or no longer has any Renewal Option), or upon an Event of Default, Landlord shall have a right to initiate and prosecute such proceedings if Tenant fails to initiate or prosecute such proceedings, or participate in such proceedings if Tenant initiates and prosecutes such proceedings. Landlord will furnish Tenant, on request, with prior tax receipts, bills or other data and execute any instruments, which Tenant may deem necessary or proper for the purpose of said protest or review, and such authorization or allegations as may be necessary therefor. The cost and expense of any such proceeding instituted by Tenant shall be borne by Tenant and in the event Tenant shall obtain an abatement, reduction or refund, Tenant shall be entitled to the entire amount thereof (except to the extent any portion thereof represents Real Estate Taxes paid by Landlord respecting periods before the Rent Commencement Date or after the expiration of the Term), and if any sums to which Tenant is entitled are paid by the taxing authority to Landlord, Landlord will promptly pay the same to Tenant. If any proceedings shall be instituted by Landlord, the entire cost and expense of any such proceeding shall be borne by Landlord, but in the event Landlord shall obtain an abatement, reduction or refund, there shall be first deducted from any abatement, reduction or refund, and prior to any adjustment with Tenant, the entire amount of Landlord's cost including reasonable attorneys' fees, incurred in connection therewith. In any tax period for which an abatement, reduction or refund shall be obtained, whether by Landlord or Tenant, an appropriate adjustment or refund shall be made by Landlord to Tenant in the amount due from or paid by Tenant on account of Real Estate Taxes.

                           (d) Items Excluded. Nothing herein contained shall
require Tenant to pay any share of municipal, state, federal income, gross receipts or excess profits taxes assessed against Landlord, or municipal, state or federal capital levy, estate, succession, inheritance or transfer taxes of Landlord, or corporation franchise taxes imposed upon any corporate owner of the fee of the Leased Premises, or any tax of any kind whatsoever which may be imposed on Landlord or the rents payable except the ad valorem Real Estate Taxes described in this Paragraph 6, the Alternative Tax described in subparagraph (b) above or amounts to be paid in accordance with Paragraph 21.

                           (e) Personal Property Taxes. Tenant shall pay, before
delinquency, all taxes and assessments levied against, or on account of, all fixtures, equipment and personal property located in or upon the Leased Premises, even if such taxes do not becomes a lien against Landlord's interest in the Leased Premises.

                  7. Plans and Specifications.

                  (a) Building; Preliminary Drawings. The Building will be a first class suburban general purpose office building of approximately 130,000 gross square feet and 3 stories and a parking structure, with a footprint substantially as shown on the final working drawings and specifications for Landlord's Work listed on EXHIBIT "D" attached (the "Final Plans and Specifications"), and otherwise substantially in accordance with the Final Plans and Specifications. The Final Plans and Specifications have been approved by Landlord and Tenant.


                  (b) Architect, Final Plans and Specifications.

                           (1) The Final Plans and Specifications have been
prepared by Landlord's architect (the "Landlord's Architect"). To the extent that the Final Plans and Specifications are incomplete or lack details, Landlord shall develop additional plans and specifications, based on the scope of the project as is described in the Final Plans and Specifications (the "Scope"), subject to the approval of Tenant. Landlord shall give prior written notice to Tenant (by notice to Tenant's construction representative, Scott Vogt and Ann McFadden, which shall not be required to be made in accordance with Paragraph
42) of such additional plans and specifications; Tenant shall be deemed to approve such changes unless Tenant delivers to Landlord comments objecting to such additional plans and specifications within 5 business days following receipt by Tenant's construction representatives. Tenant shall have the right to request changes in the additional plans and specifications. If Landlord and Tenant agree that such changes are logically within the Scope, Landlord shall make such changes at Landlord's sole cost and expense. If Landlord and Tenant agree that such changes are logically outside the Scope, Landlord shall make such changes but the costs of such changes shall be borne by Tenant. If Landlord and Tenant dispute whether such changes are logically within the Scope, Landlord shall make and pay for such changes in aggregate up to $60,000.00 and costs in excess of $60,000.00 shall be borne by Tenant (or settled by arbitration in accordance with Paragraph 7(d)). If changes to the additional plans and specifications requested by Tenant (other than changes necessary to make the additional plans and specifications complete) cause delay in completion of Landlord's Work (beyond the time otherwise required for completion of the additional plans and specifications as proposed by Landlord), such delay shall be deemed a Tenant Delay. To the extent that the aggregate cost of all such changes to the additional plans and specifications requested by Tenant are less than $60,000.00, the difference may be used first as a credit against the costs of changes in the Final Plans and Specifications requested by Tenant under Paragraph 7(b)(ii) below and, if there is any balance remaining, second to be added to Landlord's Contribution and disbursed to Tenant in accordance with Paragraph 13.

                           (ii) Landlord shall have the right to request or
approve changes in the Final Plans and Specifications based on conditions discovered on-site and arising in construction of Landlord's Work and to request or approve changes involving substitution of materials if required as a result of such conditions or the non-availability of materials specified in the Final Plans and Specifications, subject to the approval of Tenant in accordance with the following provisions. Landlord shall give prior written notice (by notice to Tenant's construction representative, Scott Vogt and Ann McFadden, which shall not be required to be made in accordance with Paragraph 42) of such changes to Tenant; to the extent prior written notice is not practicable, Tenant shall be informed of such changes orally (but supplemented or confirmed by fax to both such representatives at (215) 674-1442), and thereafter be provided with written description of such changes within 48 hours. Tenant shall be deemed to approved such changes unless Tenant delivers to Landlord comments objecting to such changes (x) within 16 business hours for changes involving substitution of materials, and (y) within 8 business hours as to all other changes. Tenant shall have the right to approve or reasonably object to such changes in the Final Plans and Specifications for: (1) consistency with Tenant's Plans and Specifications; (2) compliance with applicable laws and with the Declaration;
(3) matters which Tenant reasonably believes would increase Tenant's maintenance costs over the Term; (4) consistency with the workmanship and materials specified in Tenant's Plans and Specifications; and (5) quality, appearance and cost of such changes. In all other respects, the Final Plans and Specifications shall be under the control of Landlord and the Landlord's Architect. If Tenant requests changes in the Final Plans and Specifications (other than as provided in Paragraph 7(b)(i) above with respect to the additional plans and specifications, which changes are governed thereby), such changes shall be subject to the approval of Landlord and Tenant shall pay the cost of all such changes (to the extent that the changes increase the cost of completing the portion of Landlord's Work, after taking into account cost savings arising from such changes) and all delays caused by such changes shall be deemed Tenant Delay.

                  (c) Plan Submission. Tenant's architect ("Tenant's Architect") shall prepare plans and specifications for Tenant's Work, which shall be subject to approval by Landlord, which approval shall not be unreasonably withheld or delayed. Landlord's approval of the plans and specifications and changes thereto shall be determined on the basis of three respects only: (i) compliance with applicable laws and with the Declaration; and (ii) matters which Landlord reasonably believes would increase Landlord's structural maintenance costs over the Term and consistency with the mechanical, electrical and other systems in Landlord's Work; and (iii) consistency with the workmanship and materials specified in the Final Plans and Specifications. In all other respects, Tenant's Plans and Specifications shall be under the control of Tenant and Tenant's Architect. Upon approval, the plans and specifications shall be deemed "Tenant's Plans and Specifications" and shall be listed on EXHIBIT "E" , to be attached following such approval, which is anticipated to occur following the execution hereof. Tenant shall have the right to request or approve changes in the Tenant's Plans and Specifications based on conditions discovered on-site and arising in construction of Tenant's Work, changes as are necessary or advisable in order to suit the

Leased Premises for its intended operation as Tenant's offices, or for any other reasons in Tenant's discretion; such changes shall be subject to approval by Landlord (in accordance with the standards set forth above). Landlord shall be deemed to approved such changes unless Landlord delivers to Tenant comments objecting to such changes (i) within 8 business hours for changes involving substitution of materials, and (ii) within 4 business hours as to all other changes.

                  (d) Dispute Resolution. In the event of any dispute between Landlord and Tenant as to any plan, the issue will be referred initially to the Landlord's Architect, who shall advise the parties as to the issue and attempt to resolve the dispute. If the parties shall not have reached agreement within 2 days after the matter shall have been referred to the Architect, then the dispute shall be resolved by binding arbitration conducted in San Diego, California by and under the Construction Industry Rules of the American Arbitration Association and the conclusion of the arbitrator(s) will be final, conclusive and binding on the parties.

                  (e) Replacement Architect. Landlord may from time to time replace Landlord's Architect with another architect duly licensed in California and qualified to design a building and related improvements comparable to those intended hereunder, provided that the replacement of such Landlord's Architect shall be subject to the prior approval of any Mortgagee, if required under the applicable loan documents. Tenant may from time to time replace Tenant's Architect with another architect duly licensed in California and qualified to design a building and related improvements comparable to those intended hereunder, provided that the replacement of such Tenant's Architect shall be subject to the prior approval of Landlord, which approval shall not be unreasonably withheld or delayed.

                  8. Construction: Landlord's Work; Landlord's Improvements. Landlord will, at Landlord's expense, diligently and in good faith construct and complete Landlord's Work in compliance with the Final Plans and Specifications, using all new first quality materials, in a good and workerlike manner and in compliance with all laws, orders, rules, regulations and Permits (as defined in subparagraph 28(b)(i), below) of all Authorities (as defined in subparagraph 28(b)(i), below) having jurisdiction thereof, with any direction by any public officer pursuant to law and in accordance with the terms and conditions of this Lease. "Landlord's Work" shall mean the work to be completed in accordance with the Final Plans and Specifications (excluding those items of Tenant's Work that are noted on the Final Plans and Specifications for information purposes only, if any). "Landlord's Improvements" shall mean Landlord's Work and the portion of Tenant's Work as described on EXHIBIT "F".

                  9. Timing of Landlord's Work. Upon commencement of Landlord's Work on the Leased Premises, Landlord will thereafter pursue such work diligently, continuously and in good faith to completion, subject to Unavoidable Delay and normal construction scheduling delays. "Tenant Ready" with respect to each floor of the Building shall mean that Landlord shall have completed the following portions of Landlord's Work on the Building, as determined by Landlord's Architect, so that Tenant can commence construction of Tenant's Work on the respective floor: structure complete, roofing in place, exterior glazing complete, building core partitions in place, concrete floor complete, electrical panels installed with service available, rooftop HVAC units installed and functional, high pressure ductwork installed, and fire protection mains and branch Lines complete with heads at tees. "Tenant Ready Date" shall mean the date on which all floors of the Building are Tenant Ready. "Substantial Completion" of Landlord's Work shall mean there has been substantial completion of all of Landlord's Work in accordance with the Final Plans and Specifications as determined by Landlord's Architect in accordance with normal architectural tolerances and standards, except for Punchlist Items. "Completion Date" shall mean the date on which Substantial Completion occurs. "Punchlist Items" shall mean items the completion of which will not interfere with Tenant's ability to commence occupying the Building for purposes of doing business, including landscaping and cosmetic items; Landlord's Architect in consultation with Landlord and Tenant shall prepare a list of Punchlist Items as of the Completion Date ("Landlord's Punchlist"). Landlord shall complete the items set forth on Landlord's Punchlist as soon as reasonably practicable following the Completion Date.

                 10. Landlord's Construction Warranties. Landlord shall obtain customary construction warranties under its construction contracts for all Landlord's Work providing for completion in accordance with the Final Plans and Specifications, free of defects in materials and workmanship for a period of one
(1) year from the date of occupancy or such longer period as may be covered under such warranties.

                 11. Landlord's Financial Condition. At the time Landlord obtains a commitment for a construction loan for construction of Landlord's Work and Landlord's Contribution, Landlord shall provide evidence to Tenant (which may be disclosed within a loan commitment that requires the Landlord to maintain such cash equity at the time of loan funding) that Landlord has or will have not less than $12,000,000.00 in equity at the time such loan is initially to be funded.

                 12. Tenant's Work. Tenant shall enter into the Leased Premises for purposes of commencing Tenant's Work when Tenant has received a notice from Landlord that the respective floor of the Leased Premises is Tenant Ready and, thereafter, Tenant shall pursue such work diligently, continuously and in good faith to completion. Tenant shall have the right to commence work on portions of the Leased Premises in advance of the date that a respective portion is Tenant Ready, provided that such work does not interfere with or delay Landlord's Work. Tenant shall, in a good and workerlike manner, cause the Leased Premises to be improved and completed at Tenant's expense (but with the benefit of Landlord's contribution as provided below) and in accordance with Tenant's Plans and Specifications, which work shall include all permanent improvements necessary (beyond Landlord's Work) for Tenant's use and operation within the Leased Premises (including materials, supplies, components, labor and services therefor) ("Tenant's Work"). Tenant shall contract for completion of Tenant's Work under contracts providing customary retainages to be paid following completion. "Tenant's Improvements" shall mean Tenant's Work exclusive of the items described on EXHIBIT "F". Tenant's Improvements shall be deemed the property of Tenant; Landlord's Improvements shall be deemed the property of Landlord. During the course of construction of Tenant's Work, Tenant may make such changes to Tenant's Plans and Specifications as are ordinary and necessary or advisable in order to suit the Leased Premises for its intended operation as Tenant's offices, provided that copies of any changes shall be delivered to Landlord for Landlord's information and such changes shall be subject to the provisions of Paragraph 7(c). If Tenant fails to complete and obtain certificates of occupancy for Tenant's Work within twelve
(12) months following the Tenant Ready Date (which 12-month period shall be extended by Landlord Delay and Unavoidable Delay), Landlord shall have the right to elect, by not less than ten (10) days prior notice to Tenant, to complete such portion of Tenant's Work as are necessary to obtain a certificate of occupancy and the costs of completion of such work shall be deducted from the undisbursed portion of Landlord's Contribution. To the extent that such costs exceed the undisbursed portion of Landlord's Contribution, Tenant shall pay such amounts as Additional Rent, together with interest thereon at the rate of twelve percent (12%) per annum from the date such amounts are expended by Landlord within fifteen (15) days of billing by Landlord.

                  13. Landlord's Contribution for Tenant's Work. Landlord shall pay to Tenant the sum of Two Million Four Hundred Thousand Dollars ($2,400,000) ("Landlord's Contribution"), which amount is intended as consideration for completion of Tenant's Work, as follows:

                           (a) On or before the first day of each month during
the course of Tenant's Work, Tenant shall deliver to Landlord a statement setting forth the total costs and expenses incurred by Tenant in connection with the procurement and performance of Tenant's Work for the preceding month along with appropriate lien waivers and such other documentation as Landlord may reasonably require, requested within 7 days after Landlord receives Tenant's request for payment; on the last day of the month (subject to delay caused by Landlord's failure to receive the additional documentation requested), Landlord shall pay to Tenant an amount equal to the costs and expenses specified on the statement, not to exceed in the aggregate the amount of Landlord's Contribution. Such payment shall be by delivery to Tenant of Landlord's checks or wire transfers payable to Tenant or, at Landlord's option, payable to Tenant and the respective contractor.

                           (b) Upon Substantial Completion of Tenant's Work,
which substantial completion shall be evidenced by a certification of the Tenant's Architect and copies of all appropriate lien waivers, Landlord shall pay to Tenant a sum equal to the difference, if any, between all payments theretofore paid to Tenant on account of Landlord's Contribution pursuant to subparagraph (a) above, and the entire amount of Landlord's Contribution.

                           (c) If Landlord fails to pay Landlord's Contribution
in accordance with the foregoing provisions, Tenant's remedy shall be to offset such unpaid amounts, together with interest thereon at the rate of twelve percent (12%) per annum against the first Rent to be paid by Tenant under this Lease upon not less than ten (10) days prior notice of Tenant's election to withhold to Landlord and Landlord's Mortgagee; provided, however, that if Landlord or the Mortgagee disputes, by notice to Tenant within such ten (10) day period, that such amounts are owed by Landlord, Tenant shall have no right to withhold such amounts until the amounts are found to be due Tenant by arbitration.

                  14. Manner of Tenant's Work. All of Tenant's Work shall be performed in a good and workerlike manner and in compliance with all laws, orders, rules and regulations of all governmental authorities having jurisdiction thereof and with any direction by any public officer pursuant to law, including Zoning and Building Laws (as hereinafter defined), in compliance with the Declaration, and in accordance with the terms and conditions of this Lease.

                  15. Construction Cooperation. Each party during the course of its Work shall not unreasonably interfere with the other's Work and each party shall reasonably cooperate with the other so that each party may perform and complete its Work in a proper and timely fashion.

                  16. Landlord Delay; Tenant Delay/Governmental Inducements. "Landlord Delay" means delay caused by Landlord, Landlord's agents and employees, and delay by Landlord's contractors in performance of Landlord's Work. "Tenant Delay" means delay caused by Tenant, Tenant's agents and employees, and delay by Tenant's contractors in performance of Tenant's Work.

                  17. Use and Occupancy of Leased Premises. Tenant shall not use or occupy, or permit or suffer to be used or occupied, the Leased Premises or any part thereof, other than for the Permitted Use. The term "Permitted Use" shall mean: general office use for administrative, clerical, and professional office purposes (the "Primary Use") and for all activities ancillary thereto, such as (i) kitchens, pantries and dining rooms for the feeding of employees and guests of Tenant, (ii) vending machines and snack bars for the sale of food,
(iii) business machines, equipment for printing, reproducing forms, circulars and other materials used in connection with the conduct of Tenant's business,
(iv) libraries for employees of Tenant, (v) computer and other electronic data processing equipment, (vi) board rooms and conference rooms, (vii) training rooms for employees and customers of Tenant, (viii) ancillary services such as day care and pickup/dropoff for off-site laundry primarily for the benefit of Tenant's employees (although such services may also be open to the general public) (the uses specified under clauses (i)-(viii) are referred to collectively as the "Ancillary Uses"), provided that Ancillary Uses shall not be the primary use of the Leased Premises; in addition, Tenant shall have the right to use the Leased Premises for such other uses as are permitted by Requirements that are expressly approved by Landlord, which approval shall not be unreasonably withheld if such uses are consistent with first class suburban general office building uses ("Specially Approved Uses"). Tenant shall be responsible for obtaining any approvals or permits required for the Ancillary Uses or Specially Approved Uses under Zoning and Building Laws and the Declaration.

                  18. Hazardous Materials.

                           (a) Definitions. "Hazardous Materials" shall mean any
chemical, material, substance or waste (i) exposure to which is prohibited, limited or regulated by any federal, state, county, regional or local authority, or other governmental authority of any nature, that has jurisdiction over the Leased Premises or (ii) which, even if not so regulated, may or could pose a hazard to the health or safety of the occupants of the Leased Premises (herein collectively "Hazardous Materials"). As herein used Hazardous Materials shall include petroleum, crude oil (any fraction thereof), natural gas, natural gas liquids, and those substances defined as "hazardous substances," "hazardous materials," "hazardous wastes," or other similar designations in the Comprehensive Environmental

Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq. and any other governmental statutes, laws, ordinances, rules, regulations, and precautions.

                           (b) Tenant's Warranty and Covenants. Tenant shall
strictly comply with all statutes, laws, ordinances, rules, regulations, and precautions now or hereafter mandated or advised by any federal, state, local or other governmental agency with respect to the use, generation, storage, or disposal of Hazardous Materials. Tenant shall not cause, or allow any one else to cause, any Hazardous Materials to be used, generated, stored, or disposed of on or about the Leased Premises (other than de minimis amounts used in construction or normal office building operations consistent with applicable industry standards and applicable laws) without the prior written consent of Landlord, which consent may be withheld in the reasonable discretion of Landlord. Tenant's indemnification of Landlord pursuant to this Lease shall extend to all liability, including all foreseeable and unforeseeable consequential damages, directly or indirectly arising out of the use, generation, storage, or disposal of Hazardous Materials by Tenant or any person claiming under Tenant, including, without limitation, the cost of any required or necessary repair, cleanup, or detoxification and the preparation of any closure or other required plans, whether such action is required or necessary prior to or following the termination of this Lease, to the full extent that such action is attributable, directly or indirectly, to the use, generation, storage, or disposal of Hazardous Materials by Tenant, its agents, employees, contractors, or invitees, or any person claiming under Tenant. Neither the written consent by Landlord to the use, generation, storage, or disposal of Hazardous Materials nor the strict compliance by Tenant with all statutes, laws, ordinances, rules, regulations, and precautions pertaining to Hazardous Materials shall excuse Tenant from Tenant's obligation of indemnification. In addition to Landlord's indemnification rights, in the event Tenant is in breach of the covenants herein, Landlord may, in its sole discretion, (i) declare an Event of Default after notice and opportunity to cure in accordance with Paragraph 43 and/or (ii) cause the Leased Premises to be free from the Hazardous Material and all costs and expenses incurred by Landlord to effect the foregoing shall be deemed Additional Rent hereunder and shall immediately be due and payable from Tenant (together with interest thereon at the Interest Rate from the date costs or expenses are incurred by Landlord). The representations and obligations of Tenant under this Paragraph shall survive, notwithstanding the termination or expiration of this Lease.

                  19. Tenant's Signs. Tenant shall have the right, at its sole cost and expense, to post, paint, construct, attach and maintain the signage set forth on Tenant's Plans and Specifications, to the extent permitted by law and the Declaration ("Tenant's Signage"). Tenant may remove any or all of its signs at or prior to the Expiration Date or as soon thereafter as is reasonably practical; provided Tenant repairs any damage caused by such removal. Tenant shall have the right to alter Tenant's Signage, subject to applicable law and the Declaration.


                  20. Intentionally Omitted.

                  21. Utilities.

                           (a) Tenant to Pay Charges for Utilities. From and
after the Rent Commencement Date, Tenant agrees to pay, as Additional Rent, all charges and deposits for water, gas, electricity, sanitary sewer, telephone and other utility services (the "Utilities") for the Leased Premises during the Term.

                           (b) Tenant Not Responsible for Assessments for
Utility Improvements. In no event shall Tenant pay, and Landlord shall be responsible for, assessments for public improvements relating to the construction, installation or improvement of any utility system in accordance with the Final Plans and Specifications, if such assessment exists on the date hereof or is imposed as a condition for the issuance of the Permits. Tenant shall pay the installments coming due during the Term (prorated on a per diem basis with Landlord for periods overlapping the beginning or end of the Term), of any assessment against the Leased Premises other than those described in the preceding sentence (and for such purpose, Tenant shall be entitled to elect to pay such assessments over the longest permitted period); provided, however, that if such assessments pertain to additional utility improvements requested by Tenant, Tenant shall pay for the full cost of such assessments prior to the expiration of the Term (without proration with Landlord).

                  22.      Maintenance and Repair.

                           (a) Tenant's Obligations. The Minimum Rent set forth
in Paragraph 4 is set on the assumption that Landlord will not have to pay any expenses or incur any liabilities of any kind in any way relating to, or in connection with, the Leased Premises during the Term from and after the Rent Commencement Date, except as expressly assumed by Landlord elsewhere in this Lease. Accordingly, Tenant will promptly pay all costs of every kind and description relating to or arising out of the Leased Premises during the Term from and after the Rent Commencement Date, except as expressly assumed by Landlord elsewhere in this Lease. From and after the Rent Commencement Date, Tenant agrees at its sole cost and expense, to provide maintenance and make all repairs and replacements to the Leased Premises necessary to maintain it in good order, condition and repair consistent with the continued operation of a first-class suburban general purpose office building, reasonable wear and tear excepted, and to maintain the Leased Premises in a clean and sanitary condition throughout the Term; except that,

                                    (i) repairs or replacements required as a
result of fire or other casualty covered by the Tenant's Property Insurance shall be governed by the provisions of Paragraph 36, whether or not caused by the acts or negligence of Tenant, its agents or employees; and

                                    (ii) Tenant shall not be obligated to make
any Structural Repairs, as defined in subparagraph (b) below, unless the need therefor results from the negligence of Tenant, its agents or employees, or to the extent provided in Paragraph 36.

At Tenant's expense, Tenant shall enter into and keep in effect during the Term (by renewing or entering into new contracts) maintenance contracts for repair and maintenance of the systems for HVAC, elevator, electrical, elevator, life safety and sprinklers (both landscaping and fire prevention), which contracts shall include periodic maintenance in accordance applicable industry standards consistent with warranty requirements; Tenant shall provide copies of such contract(s) and evidence of payment to Landlord upon request. Tenant's building engineers or other person in charge of maintenance of the building shall maintain a maintenance/complaint log, keeping track of any problems or complaints and service calls for Landlord's Improvements. Landlord shall assign to Tenant all assignable warranties with respect to Landlord's Work, including warranties with respect to the Building Fixtures and Equipment, and, to the extent not assignable, Landlord shall cooperate with Tenant in enforcing the terms and provisions of applicable warranties upon request of Tenant, provided that Landlord shall bear all costs of legal actions if Landlord elects to bring a legal action to enforce any such warranties.

                           (b) Landlord's Obligations. Landlord agrees to make
all repairs and replacements which may be necessary to the structural support system of the roof, foundation piers and stem walls, and structural elements of exterior walls (including structural elements of curtain walls) and structural elements of the parking structure (collectively such elements are referred to as "Structure" and such repairs or replacement are "Structural Repairs") unless the need therefore results from the negligence of Tenant, its agents or employees. To the extent any repairs, replacements, renewals and alterations arise out of, or are in any way caused by fire or other casualty, responsibility therefor is governed by Paragraph 36 below. Tenant shall notify Landlord as soon as reasonably practicable following discovery by Tenant or its maintenance contractor of the existence of any condition which is believed to require Structural Repairs. If Tenant is deprived of the use of any portion of the usable space in the Building for more than two (2) consecutive business days following notice to Landlord because of Landlord's making of any Structural Repairs under the provisions of this Lease or because of Landlord's failure to make said Structural Repairs, then, in addition to such other rights and remedies as Tenant is expressly accorded under the terms of Paragraph 45 of this Lease if applicable under such paragraph, the Minimum Rent and any Additional Rent payable hereunder shall abate beginning at the end of such two (2) business day period and ending when the respective portion is made usable. If only a portion of the space in the Leased Premises is made unusable, such abatement shall be based on the percentage that such unusable space constitutes of the total space in the Building. Tenant's notice with respect to such condition shall expressly reference its intention to abate rent and shall include a description of the nature of such deprivation and the space affected; if Landlord disputes Tenant's right to abate rent hereunder, Tenant shall have no right to withhold the payment of Rent until such dispute is settled by agreement of the parties or arbitration in accordance with Paragraph 59.


                   23.     Alterations.

                           (a) Tenant's Right to Make Alterations. Tenant, at
its own cost and expense, shall have the right to make such alterations, restorations, replacements, improvements and installations ("Alterations") in, of or to the Leased Premises, interior or exterior, structural or non-structural, as Tenant deems necessary or desirable, but no Alterations shall
(i) increase the exterior dimensions of the Building, or (ii) materially reduce the value of the Leased Premises or materially and adversely affect the building systems servicing the Building or Structure. Tenant's Work shall not be deemed Alterations, which shall be governed by the terms of Paragraph 14. In the event that Tenant removes any portion of Landlord's Improvements, Tenant shall replace such with improvements or equipment of equal or greater value and quality of materials and construction, and such replacements shall be deemed the property of Landlord. The term "Alterations" shall not include any item which is a Tenant Fixture (as defined in subparagraph 24(a), below). All exterior or Structure alterations to the Building and Alterations that require or result in a change in the capacities with respect to heating, air conditioning and ventilation systems ("HVAC"), plumbing systems or electrical systems shall require Landlord's prior consent, which shall not be unreasonably withheld, conditioned or delayed. All Alterations with respect to installation of Tenant Fixtures on the roof or that require any Alteration to the roof shall be subject to the provisions of Paragraph 23(f).

                           (b) Requirements for Alterations. Tenant, in making
any Alterations, shall comply with all applicable laws, orders and regulations of federal, state, county and municipal authorities, and with any direction given by a public officer pursuant to law and with all regulations of any board of fire underwriters having jurisdiction and with the Declaration. Tenant shall obtain or cause to be obtained all building permits, licenses, temporary and permanent certificates of occupancy and other governmental approvals which may be required in connection with the making of Alterations. Landlord shall cooperate with Tenant in the obtaining thereof and shall execute any documents required in furtherance of such purpose. Tenant shall provide copies of proposed plans prepared by an engineer or architect licensed in the State of California, selected by Tenant, who may be an employee of Tenant, for all Alterations requiring Landlord's prior consent and, following completion of such Alterations, shall provide copies of and as-built plans; in addition, not less than annually, Tenant shall provide Landlord with as-built plans reflecting all Alterations completed by Tenant as of such date, except for cosmetic changes (including repainting, recarpeting and signage). No Alteration shall injure the safety of the Structure of the Building or diminish its value and all Alterations shall be done in a good and workerlike manner. All Alterations (other than cosmetic changes as described above or changes costing less than $50,000.00 in the aggregate as to changes being completed as a project) shall be conducted with plans prepared by an architect or engineer licensed in the State of California, selected by Tenant, who may be an employee of Tenant and whose scope of engagement shall be determined by Tenant within its business judgment. The work of all Alterations shall be prosecuted with reasonable dispatch, subject to Unavoidable Delays. Tenant shall procure or shall cause the contractor for the work to procure insurance in accordance with Sections 32 and 33, including worker's compensation insurance, covering all persons employed in connection with the work, before any work is begun.

                           (c) Removal of Alterations. Any Alterations made by
Tenant to the Leased Premises, except for replacement of any portion of Landlord's Work or the Building Fixtures and Equipment and except for standard suburban office tenant alterations completed in accordance with Paragraph 23(b) above, shall, at the option of Landlord, either remain as part of the Leased Premises or be removed therefrom at the expense of Tenant prior to the end of the Term; provided, however, that Tenant shall have the right, by notice to Landlord at the time consent is requested for Alterations (if applicable) or prior to commencement of Alterations (as to Alterations for which consent is not required), to request that Landlord acknowledge Landlord's election as to the respective Alterations at such time, in which event such election shall govern. Further, Landlord and Tenant agree that the Tenant Work shall remain part of the Leased Premises at the end of the Term or upon earlier termination. In the event of any such removal, Tenant shall repair any damage to the Leased Premises caused by such removal (including the patching of holes in ceilings, floors, floor coverings and walls resulting from the removal of Alterations); however, Tenant shall not be obligated to restore the Leased Premises to its original condition or to remove standard suburban office tenant improvements.

                           (d) Insurance Proceeds for Alterations. Insurance
with regard to any Alterations shall be governed by the terms of Paragraph 36.

                           (e) Mechanics Liens.

                                    (i) Satisfaction of Claims. In connection
with the construction of Tenant's Work and any Alterations, Tenant shall cause the payment of all proper and valid invoices and charges of all contractors, subcontractors, suppliers, materialmen and similar parties who furnish services or materials in connection with the construction process. In the event, in connection with the construction of Tenant's Work and any Alterations, any party ever records a mechanic's lien to enforce any claim for services or materials alleged to have been provided in connection with the Leased Premises, Tenant shall cause the same to be released of record within thirty (30) days after the recordation thereof, and Tenant shall be liable to satisfy and cause a discharge of any such mechanic's lien claim. Notwithstanding the foregoing, Tenant shall have the right to contest any such mechanic's lien claim, provided that Tenant conducts such contest in a timely manner and with due diligence, and that Tenant provides Landlord with such security in connection therewith as Landlord may reasonably require. In the event Tenant loses any such contest, with all further rights of appeal having expired, Tenant shall satisfy the mechanic's lien claim in full prior to any foreclosure sale or other disposition of the Leased Premises in order to satisfy the claim.

                                    (ii) Posting. Prior to commencement of
construction of the Tenant Work and thereafter prior to commencing any Alterations, if Landlord gives written notice requesting same, Tenant shall deliver notices to all contractors and subcontractors and post notices in accordance with applicable law, in locations that will be visible by parties performing any work, which notices shall state that Landlord is not responsible for the payment of such work and setting forth such other information as may be reasonably required pursuant to such statutory provisions.

                           (f) Rooftop Rights. Tenant shall have the exclusive
use of the rooftop of the Building, which Tenant may use for communications or related purposes or for the purpose of providing mechanical or other services to the Building consistent with such services commonly located in rooftop facilities of suburban office Buildings. Tenant's use of the rooftop will be subject to all applicable governmental requirements and the Declaration, and to the provisions of subparagraph 23(b). Tenant shall not make any use of the rooftop which would void or impair any warranty of the roof or of any other component of the Building. Tenant will not damage the roof or any other component of the Buildings in connection with the installation, maintenance or use of the rooftop, and should any such damage occur Tenant will promptly correct such damage at Tenant's sole cost and expense. At the expiration of the Term, Tenant will remove at its expense all facilities installed by

Tenant on the rooftop and all connecting lines (to the extent such lines are within utility chases constructed by Landlord) and will repair any damage resulting from such removal. Tenant shall receive no abatement of Rent for any period during which Tenant is prevented for any reason from using the rooftop facilities. Tenant shall indemnify, defend and save Landlord, its agents and employees harmless of and from all liability, loss, damage, costs or expenses, including reasonable attorneys' fees, on account of any claims of any nature whatsoever, including work performed, materials or supplies furnished, damage to the property, injury to persons or electronic interference caused by Tenant's use of the rooftop.

                  24. Tenant's Trade Fixtures.

                           (a) Installation of Trade Fixtures. Tenant shall have
the right, from time to time, throughout the Term of the Lease to install within the Leased Premises and to attach thereto any trade fixtures, equipment or other property ("Tenant Fixtures") whether owned by Tenant or by any subtenant, assignee, licensee or concessionaire of Tenant or leased by Tenant from another party ("Equipment Lessor"), deemed necessary by Tenant for the operation of its business within the Leased Premises. All Tenant Fixtures installed in or attached to the Leased Premises by Tenant shall remain the property of Tenant, or of any subtenant, assignee, licensee or concessionaire of Tenant, or of any Equipment Lessor; provided, however, that fixtures or equipment that are in replacement of any Landlord's Improvements shall not be deemed Tenant Fixtures but shall be deemed the property of Landlord and shall not be leased from another party. Tenant shall have the right from time to time during the Term of this Lease or at the expiration thereof either to leave any Tenant Fixtures which it caused to be attached to or located on the Leased Premises or to remove such Tenant Fixtures. In the event of such removal, Tenant agrees at its own cost and expense to repair any damage caused to the Leased Premises by such removal (including the patching of holes in ceilings, floors, floor coverings and walls resulting from such removal and the capping or otherwise sealing utility lines in accordance with applicable codes in such fashion that they can be reconnected to replacement equipment and fixtures, in accordance with industry standards); however, Tenant shall not be obligated to restore the Leased Premises to its original condition. Any Tenant Fixtures so left by Tenant at the end of the Term shall be deemed abandoned and become the property of the Landlord without payment or offset.

                           (b) Waiver of Liens in Fixtures. In no event
(including a default under this Lease) shall Landlord have any statutory or express contractual liens or lien rights in the Tenant Fixtures and Landlord agrees to execute and deliver to Tenant and Equipment Lessor, within ten (10) days after request therefor, any document (subject to Landlord's reasonable approval) required by Tenant or Equipment Lessor in order to evidence the foregoing; provided, however, that the foregoing shall not prevent Landlord from obtaining a judgment lien against Tenant's property, including Tenant's interest in Tenant Fixtures, following an Event of Default.

                  25. Surrender of Leased Premises. Tenant agrees that upon the expiration of the Term, or upon the sooner termination of this Lease, possession of the Leased Premises shall be surrendered to Landlord in the same condition and repair as Tenant is required to maintain the Leased Premises and Landlord's Improvements during the Term of this Lease, ordinary wear and tear and damage by fire or other casualty excepted (subject to the provisions of Paragraphs 24 and 33) and shall surrender all keys to the Building, and every part thereof, to Landlord and all fixtures necessary to the operation of the Building as a building, including, without limitation, all heating, ventilation and air conditioning equipment and machinery, pipes, ducts, compressors, hardwood floors, wall-to-wall carpeting, and installed landscaping equipment. At the time of surrender, Tenant shall inform Landlord of all combinations on locks, safes and vaults, if any, in the Building and the Leased Premises. Tenant's obligation to observe or perform this covenant shall survive the expiration or termination of the Term.

                  26. Property in the Leased Premises. In no event whatsoever shall Landlord be liable to Tenant for any loss or damage to personal property which may at any time be in the Leased Premises. Landlord shall not be responsible or liable to Tenant for any loss or damage resulting to Tenant or its property from water, gas, steam, fire, or the bursting, stoppage or leaking of sewer pipes, or from the heating or plumbing fixtures, or from electric wires, or from gas or odors, or from roof leaks, or caused in any manner whatsoever.

                  27. Landlord's Access to Leased Premises. Tenant shall permit Landlord, upon at least one (1) business day's prior notice (and with only such notice, if any, as may be reasonable in case of emergency), to enter upon the Leased Premises during business hours or such other times as Tenant shall reasonably determine (or at any time in case of emergency).

                           (a) to make repairs, changes, replacements and
restorations to the Leased Premises which are required hereunder to be made by Landlord;

                           (b) during the Lease Year preceding the Expiration
Date (after Tenant has waived or no longer has any Renewal Option) or following an Event of Default, to exhibit the Leased Premises to prospective tenants, provided that Landlord shall not unreasonably interfere with the conduct of business therein; and

                           (c) to inspect the Leased Premises or to exhibit the
Leased Premises to prospective owners or lenders or their representatives.

                  28. Zoning, Land Use Regulations, Utilities and Compliance with Laws, Ordinances, and Requirements of Public Authorities.

                           (a) Zoning and Building Laws. Landlord has provided
Tenant with a copy of a Final Decision of the Zoning Administrator dated April 18, 1997, evidencing the existing zoning applicable to the Leased Premises. Prior to the execution hereof, Tenant shall have had the right to verify that the applicable building, zoning, subdivision or other land use and planning codes, statutes, ordinances and regulations ("Zoning and Building Laws") and the Declaration permit the use of the Leased Premises for the operation of a general purpose office building, including, without limitation, an office building for the origination, processing and servicing of mortgage loans and the parking of motor vehicles in connection therewith.

                           (b) Permits; Compliance with Governmental
Requirements.

                                    (i) Landlord, at its sole cost and expense,
shall obtain or cause to be obtained prior to the commencement of construction hereunder, all permits, licenses, and other approvals ("Permits"), with all applicable appeal periods having expired and in final, irrevocable and uncontestable form, necessary and required by all federal, state, and municipal governments, courts, departments, commissions, boards, any architectural control or similar body whose approval is required pursuant to the Declaration (the "Authorities"), for the lawful construction of Landlord's Work (other than certificates of occupancy or similar permits which may only issue upon completion of construction). To the extent that Permits for construction of Landlord's Work also require simultaneous submission or approval of some or all Permits for Tenant's Work (as referred to in subparagraph (ii) below), Tenant shall cooperate with Landlord in submitting plans and applications for and obtaining such Permits in accordance with Landlord's schedule for completion of Landlord's Work.

                                    (ii) To the extent not included in the
Permits obtained under Paragraph 28(b)(i), Tenant, at its sole cost and expense, shall obtain or cause to be obtained prior to the commencement of construction of Tenant's Work hereunder, all Permits, with all applicable appeal periods having expired and in final, irrevocable and uncontestable form, necessary and required by all Authorities, for the lawful construction of Tenant's Work (other than certificates of occupancy or similar permits which may only issue upon completion of construction).

                                    (iii) Subject to Tenant's right to contest
by appropriate proceedings diligently conducted in good faith, throughout the term of this Lease, Tenant, at its sole cost and expense, shall promptly remove any violation and shall promptly comply with all requirements of all Authorities, foreseen or unforeseen, ordinary as well as extraordinary, which may be applicable to the Leased Premises, or any part thereof, or to the use or manner of use of the Leased Premises, or any part thereof (collectively, the "Requirements"); except that Landlord shall be responsible for such removal and compliance to the extent the same are attributable to original construction defects in workmanship or materials in Landlord's Work, relate to or require work constituting structural maintenance or alterations for which Landlord is responsible hereunder, or result from the acts or omissions of Landlord, its agents or employees or from Landlord's failure to perform any of its other obligations under this Lease.

                           (c) Utility Services. Landlord shall complete lines,
facilities and services for Utilities (as defined in subparagraph 21(a), above) (including, without limitation, storm sewer), to the extent provided in the Final Plans and Specifications. Landlord shall also grant such easements and licenses on the Leased Premises as Tenant may reasonably request in order to provide additional Utilities to the Leased Premises, which easements and licenses shall be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld or delayed. Tenant shall bear all costs of drafting, preparing and recording the necessary easement instruments (excluding Landlord's costs of review). Landlord shall have no responsibility for the interruption or failure to provide Utilities to the Leased Premises, but Landlord shall reasonably cooperate with Tenant in the event that

Tenant requests Landlord's assistance in obtaining the resumption of Utilities following an interruption in service.

                  29.      Assignment and Subletting.

                           (a)      Assignment.

                                    (i) Except as provided in Paragraph 29(c),
Tenant shall not assign or transfer this Lease, or any interest in this Lease without, in each case, first obtaining the prior consent of the Landlord, which consent may be granted or withheld in Landlord's sole and absolute discretion.

                                    (ii) If Tenant attempts to make any
assignment without the requisite consent of the Landlord (to the extent required under paragraph (a)(i) above), such assignment shall be void and such occurrence shall be deemed an Event of Default. Notwithstanding any assignment, Tenant shall remain primarily liable for the full performance of the terms, conditions and obligations under this Lease.

                           (b)      Subletting.

                                    (i) Tenant shall have the right to sublet
all or any portion or portions of the Leased Premises without Landlord's consent subject to the following provisions. Tenant shall give Landlord notice of any subletting in accordance with the following: (A) not less than thirty (30) days prior written notice of any subletting of the entirety or substantially all of the Premises and (B) notice of any other subleases from time to time upon request from Landlord. Notice to Landlord under (A) and (B) shall include the name of the subtenant, the uses to be permitted under the sublease (which uses must be permitted under the terms of Paragraph 17), and the terms of the sublease; in addition, notice under (A) above shall include information on the financial capabilities of the subtenant.

                                    (ii) If Tenant breaches its obligation to
deliver notice of a subletting in accordance with Paragraph (b)(i) above, there shall be deemed an Event of Default if Tenant thereafter fails to cure such breach by delivery of the required notice within five (5) days of receipt of notice from Landlord. Any consent by Landlord to any assignment of this Lease or the occurrence of any sublease of the Leased Premises without the required notice, if any, shall not constitute a waiver by the Landlord of the provisions of this Paragraph as to subsequent transactions of the same or similar nature. Notwithstanding any sublease authorized under the provisions of this Paragraph 29(b), Tenant shall remain primarily liable for the full performance of the terms, conditions and obligations under this Lease.

                           (c) Permitted Assignment/Subletting. Notwithstanding
anything to the contrary contained hereinabove, Tenant shall have the right, without obtaining Landlord's prior written consent, to assign or sublease all or any portion or portions of the Leased Premises to the following parties on the following conditions:

                           1. Advanta Corp., a Delaware corporation ("Advanta Corp."), Advanta Mortgage Holding Corp., a Delaware corporation ("Advanta Holding"), or subsidiary or affiliate of Tenant, Advanta Corp. or Advanta Holding, provided Tenant, Advanta Corp. or Advanta Holding owns a controlling interest in such affiliate or subsidiary;

                           2. Any corporation into which Tenant may be merged or consolidated or which purchases all or substantially all of the assets or stock of Tenant;

         and provided that:


                           (A) Any such assignee or any subtenant of all or of substantially all of the Leased Premises shall assume and be bound by all obligations of Tenant for payment of all amounts of rental and other sums and the performance of all covenants required by Tenant pursuant to this Agreement; and

                           (B) Any such subtenant and/or assignee intends, and is required by the terms of such assignment or sublease, to operate the Leased Premises in accordance with the usage restrictions of this Lease.

Tenant shall give Landlord notice of any assignment or subletting under this Paragraph 29(c) in accordance with the following: (i) Tenant shall give Landlord not less than thirty (30) days prior written notice of any subletting of the entirety or substantially all of the Premises or any assignment of this Lease, and (ii) from time to time upon request from Landlord Tenant shall notify Landlord with respect to all other subleases. Notice to Landlord under (i) and
(ii) shall include the name of the assignee/subtenant, the uses to be permitted under the sublease (which uses must be permitted under the terms of Paragraph
17), copies of the documents evidencing such transaction, and such evidence as Landlord may reasonably require to establish that such transaction falls within the terms and provisions of this Paragraph 29(c); in addition, notice under (i) above shall include information on the financial capabilities of the assignee/ subtenant. If Tenant breaches its obligation to deliver notice of a subletting or assignment in accordance with (i) or (ii) above, there shall be deemed an Event of Default if Tenant fails to cure such breach by delivery of the required notice within five (5) days after notice from Landlord. In all events, Tenant shall remain primarily liable for the full performance of the terms, conditions and obligations under this Lease notwithstanding any subletting or assignment permitted under this Paragraph 29(c).

         30. Holdover. If Tenant continues to occupy the Leased Premises after the last day of any Renewal Period or after the last day of the Initial Term if this Lease is not extended, and Landlord elects to accept rent thereafter, a tenancy from month to month, terminable by either party on not less than one (1) month's notice, shall be created, which shall be upon the same terms and conditions, including rent (except that the Minimum Rent shall be an amount equal to 150% of the monthly payment of Minimum Rent applicable immediately prior to such holdover period), as those herein specified, except only as to the term of this Lease.

         31. Indemnification of Landlord and Tenant.

                  (a) Tenant's Indemnification of Landlord. Tenant covenants and agrees that it will protect, defend, save and keep Landlord harmless and indemnified against and from any and all claims of third parties (including Tenant's agents and employees but excluding agents and employees of Landlord) with respect to personal injuries, penalties or damages or charges, including reasonable attorneys' fees: (i) imposed for any violations by Tenant of any Requirements applicable to the Leased Premises for which Tenant is responsible under the terms of this Lease, (ii) arising out of or from any accident or other occurrence on the Leased Premises following the Rent Commencement Date causing injury to Tenant, Tenant's property or any other person or property whomsoever or whatsoever, (iii) arising out of any failure of Tenant in any respect to comply with and perform Tenant's covenants and obligations under this Lease,
(iv) arising out of any work or thing done in or on the Leased Premises by Tenant, its agents, employees and contractors, or (v) arising out of any work or thing done in or on the Leased Premises following the Rent Commencement Date, except that Tenant will not protect, defend, save and keep Landlord harmless and indemnified against and from any of the above claims of third parties caused by the negligence of Landlord or its agents, contractors, or employees.

                  (b) Landlord's Indemnification of Tenant. Landlord covenants and agrees that, from and after the commencement of the Initial Term until the date on which Substantial Completion occurs, Landlord will protect, defend, save and keep Tenant harmless and indemnified against and from any and all claims of third parties (excluding agents and employees of Tenant) with respect to personal injuries, penalties or damages or charges, including reasonable attorneys' fees: (i) imposed for any violations of any Requirements applicable to the Leased Premises for which Landlord is responsible under the terms of this Lease, (ii) arising out of or from any accident or other occurrence on or about the Leased Premises, causing injury to any person, caused by the negligence of Landlord or its agents, or employees, or (iii) arising out of any work or thing done in, on or about the Leased Premises or any part thereof by Landlord, its agents, employees and contractors; except that Landlord will not protect, defend, save and keep Tenant harmless and indemnified against and from any of the above claims of third parties caused by the negligence of Tenant or its agents, contractors, licensees, invitees, or employees.


         32. Liability Insurance.

                  (a) Tenant to Maintain Liability Insurance.

                           (i) Tenant, at all times from and after the date on
which Tenant commences Tenant's Work, at its sole cost and expense, shall maintain commercial general public liability insurance ("Tenant's Liability Insurance") written on an occurrence form with coverage at least as broad as ISO CGL form CG 00 01 covering any and all claims for injuries or death to persons or property arising in or upon the Leased Premises with combined single limit of One Million Dollars ($1,000,000.00) per occurrence and Two Million ($2,000,000.00) annual aggregate per location for bodily injury, property damage, personal injury and advertising injury, with Five Million Dollars excess coverage. Such maximum's shall be subject to increase from time to time upon request of Landlord based on changed economic conditions and the amount of coverage maintained by owners of similar buildings in San Diego County, California. Certified copies of policies or certificates, in a form approved by Landlord evidencing Tenant's Liability Insurance together with evidence of payment therefor, shall be deposited with Landlord not less than three (3) business days prior to the date of the commencement of Tenant's Work. Upon Landlord's substantial completion of Landlord's Work, Tenant's Liability Insurance shall be deemed primary.

                           (ii) The policy for Tenant's Liability Insurance
shall contain the following provisions:

                                    (A) Tenant's obligations pursuant to
subparagraph 31(a), above are insured as a contractual obligation; and

                                    (B) A sixty-day notice of cancellation of
insurance to Landlord and Landlord's Mortgagee.

                                    (C) Landlord and Landlord's Mortgagee shall
be named as additional insureds on Tenant's Liability Insurance contract with respect to occurrences in, on or around the Leased Premises.

                                    (D) Coverage for premises and operations,
products and completed operations on an "if any" basis, independent contractors and blanket contractual liability for all written and oral contracts.

                           (iii) Tenant, if it so elects, may carry Tenant's
Liability Insurance under a primary public liability insurance policy or under a combination public liability and umbrella liability insurance policy.

                           (iv) In addition to the above, Tenant shall provide
and keep in force with respect to any of its employees performing work on the Leased Premises, worker's compensation insurance coverage as may be required by the statutes of the State of California, or any applicable federal or municipal laws or regulations in effect at any time during the Term and employers' liability coverage, and Tenant shall not permit any contractor or any subcontractor to perform any work or services on the Leased Premises without furnishing evidence that adequate worker's compensation insurance coverage is in force and effect as required by California law.

                           (v) Tenant's contractors completing Tenant's Work or
any Alterations, and all subcontractors shall maintain commercial general liability insurance and worker's compensation insurance as provided above, naming Tenant, Landlord and Landlord's Mortgagee as additional insureds.

                  (b) Landlord to Maintain Liability Insurance.

                           (i) Landlord, at all times during the Initial Term
and any Renewal Periods, at its sole cost and expense, shall maintain commercial general public liability insurance ("Landlord's Liability Insurance") written on an occurrence form with coverage at least as broad as ISO CGL form CG 00 01 covering any and all claims for injuries or death to persons or property arising in or upon the Leased Premises with combined single limit of One Million Dollars ($1,000,000.00) per occurrence and Two Million ($2,000,000.00) annual aggregate per location for bodily injury, property damage, personal injury and advertising injury, with Five Million Dollars excess coverage. Certificates of insurance evidencing Landlord's Liability Insurance, and including the provisions set forth below, together with evidence of payment therefor, shall be deposited with Tenant prior to the commencement of the Initial Term of this Lease.

                           (ii) The policy for Landlord's Liability Insurance
shall contain the following provisions:

                                    (A) Landlord's obligations pursuant to
subparagraphs 31(b) and (c), above are insured as a contractual obligation; and

                                    (B) A sixty-day notice of cancellation of
insurance to Tenant.


                           (iii) Landlord, if it so elects, may carry Landlord's
Liability Insurance under a primary public liability insurance policy or under a combination public liability and umbrella liability insurance policy.

         33. Fire and All Risk Insurance.

                  (a) Landlord to Maintain Builders Risk Insurance. Landlord, at all times until Substantial Completion of Landlord's Work, at its sole cost and expense, shall maintain Completed Value Form "All Physical Loss" Builder's Risk Coverage on Landlord's Work ("Landlord's Fire Insurance") in a nonreporting form, including an Occupancy endorsement, against loss by fire, lightning, flood and earthquake, and the perils of the all risk endorsement covering the Leased Premises, with business income coverage equal to not less than one year's Minimum Rent hereunder and with coinsurance waived. The policies effecting Landlord's Fire Insurance shall contain the following endorsements:

                           (i) An endorsement providing for sixty (60) thirty
notice of cancellation of insurance or of decrease in insurance coverage to Tenant;

                           (ii) An endorsement whereby the insurer acknowledges
that Landlord has waived any and all rights of recovery against Tenant and any other occupant(s) of the Leased Premises and their agents and employees for damage or destruction to any or all of the buildings and improvements, including, without limitation, the Building, on and in the Leased Premises, whether or not caused by acts or negligence of Tenant or said occupant(s) or any of their agents or employees; and

                           (iii) An endorsement whereby the insurer waives all
rights of subrogation against Tenant and any other occupant(s) of the Leased Premises and any of their agents or employees.

                  (b) Tenant to Maintain Property Insurance.


                           (i) Tenant, at all times from and after the date on
which Tenant commences Tenant's Work (but not later than Landlord's Substantial Completion of Landlord's Work) until such time as Tenant's Work is substantially completed and Tenant has taken occupancy of the Leased Premises, at its sole cost and expense, shall maintain Completed Value Form "All Physical Loss" Builder's Risk Coverage on Tenant's Work ("Tenant's Builder's Risk Insurance") flood and earthquake, and the perils of the all risk endorsement covering the Leased Premises, with business income coverage equal to not less than one year's Minimum Rent hereunder and with coinsurance waived. Alternatively, subject to Landlord's approval, Landlord and Tenant shall jointly require the contractor completing Landlord's Work and Tenant's Work (the "Contractor") to maintain Completed Value Form "All Physical Loss" Builder's Risk Coverage on both Landlord's Work and Tenant's Work, which coverage shall be maintained until Tenant's Work is substantially completed and Tenant's Property Insurance coverage commences; in that event, the cost of such insurance shall be prorated between the parties based on the proportionate value of Landlord's Work and Tenant's Work.

                           (ii) In addition, Tenant, at all times from and after
the date on which Substantial Completion of Landlord's Work occurs shall provide property insurance coverage at least as broad as ISO Special Form Coverage against risks of direct physical loss or damage (commonly known as "all risk"), insuring the Building and the Improvements for the Full Replacement Cost thereof, and including business income insurance, including insuring Landlord's loss of rents (including all Minimum Rent, Real Estate Taxes, operating expenses and other charges required to be paid by Tenant for not less than a 12-month period) ("Tenant's Property Insurance"). If the Contractor maintains builders risk insurance jointly for Landlord's Work and Tenant's Work (as referred to in Paragraph 33(b)(i) above), then Tenant shall have the right to delay coverage under Tenant's Property Insurance until Tenant's Work is substantially completed, i.e., during the period that such joint builder's risk insurance covers the Leased Premises.


                  (c) Provisions of Policies.

                           (i) The amount of Tenant's Property Insurance shall
be not less than the greater of

                                    (A) one hundred percent (100%) of the Full
Replacement Cost (as defined in this subparagraph (b)) of the Building, including all Alterations thereof, and all other buildings and improvements on and in the Leased Premises required to be insured hereunder, providing for an Agreed Amount endorsement and no deductible in excess of $10,000.00 (except a customary deductible for earthquake not to exceed that permitted by Landlord's Mortgagee), and

                                    (B) an amount sufficient to prevent Tenant
from becoming a co-insurer within the terms of the applicable policies of Landlord's Fire Insurance.

                           The term "Full Replacement Cost" means the cost of
replacing the Building, including all Alterations thereof, and all other buildings and improvements on and in the Leased Premises required to be insured hereunder. Such Full Replacement Cost shall be determined from time to time (but not more frequently than once in any twelve (12) calendar months) at the request of either party by an insurer or by an appraiser, engineer, architect or contractor designated by Landlord and approved in writing by Tenant and paid by Tenant. No omission on the part of a party to request any such determination shall relieve Tenant of any of its obligations under this Paragraph 33. Each policy of Tenant's Property Insurance shall contain a "Replacement Cost Endorsement".

                           (ii) Tenant's Property Insurance shall include:
"Ordinance or Law Coverage" or "Enforcement" endorsement if any of the improvements or the use of the Leased Premises shall constitute non-conforming structures or uses; boiler and machinery if reasonably required by Landlord; earthquake and flood coverage; deletion of the exclusion for foundations and other underground property and such other or additional coverages as may be reasonably required by Landlord's Mortgagee.

                           (iii) All policies of Tenant's Property Insurance and
Tenant's Builder's Risk Insurance shall provide that Tenant and Landlord are named as insureds, as their interests may appear, and the proceeds of any loss shall be payable to Landlord and Tenant and to Landlord's Mortgagee so long as such Mortgagee is obligated to apply proceeds of insurance to rebuild in the manner provided for in this Lease. Tenant's Builder's Risk Insurance and Tenant's Property Insurance shall identify Landlord's Mortgagee under a mortgagee (non-contributory) endorsement reasonably satisfactory to Landlord's Mortgagee.

                  (d) Waiver of Liability. Each party, on behalf of itself and anyone claiming through or under it by way of subrogation or otherwise, hereby waives all rights to recovery against the other and against any other occupant(s) of the Leased Premises and any of their agents and employees and Landlord's Mortgagee for damage or destruction to any property of such party, including, without limitation, the Building, on and in the Leased Premises arising out of fire or other casualty whether or not caused by acts or negligence of the aforementioned persons, or anyone for whom said persons may be responsible.

                  (e) Evidence of Coverage. Not later than thirty (30) days prior to the date that Tenant's Builder's Risk Insurance and Tenant's Property Insurance is required to be effective under this Paragraph, Tenant shall provide Landlord and Landlord's Mortgagee with Certified copies of policies or certificates, in a form approved by Landlord evidencing Tenant's Builder's Risk Insurance and Tenant's Property Insurance together with evidence of payment therefor, shall be deposited with Landlord and Landlord's Mortgagee. In addition, Landlord shall deliver to Tenant renewal policies or certificates thereof not later than thirty (30) days prior to the expiration of any policies which Landlord is required to, or elects to, carry hereunder. Notwithstanding anything in Paragraph 43 to the contrary, Landlord shall have the following remedies in the event Tenant fails to maintain the insurance required under this Paragraph 33: (i) Tenant's failure shall be deemed an Event of Default under this Lease if, within five (5) days after written notice from Landlord, Tenant fails to provide Landlord with reasonable evidence that Tenant has obtained the requisite insurance policies;

or (ii) Landlord may immediately purchase the required insurance policies on Tenant's behalf and charge Tenant the premium together with a ten percent (10%) handling charge payable within ten (10) days after invoice.

         34. Intentionally Omitted.

         35. General Insurance Requirements. All insurance provided for in this Lease shall be effected under valid and enforceable policies issued by insurers of recognized responsibility which are licensed to do business in the State of California and approved by Landlord in the good faith exercise of its discretion. The insurance companies must have a general policy rating of A or better and a financial class of VIII or better by A.M. Best Company, Inc. and a claims paying ability of BBB or better according to Standard & Poors. To the extent that the types of insurance coverages described in Paragraphs 32 or 33 are no longer available, there shall be substituted, at the request of Landlord or Tenant, such equivalent coverage as may then be available consistent with coverages maintained by owners of similar buildings in San Diego County, California and consistent with the reasonable requirements of Landlord's Mortgagee. Any dispute with regard to such coverages shall be subject to arbitration.

         36. Damage or Destruction.

                  (a) Destruction. If the Leased Premises and the Building and improvements thereon, or any part thereof, are damaged or destroyed by fire, the elements or other casualty (any such damage or destruction being herein called "Casualty Damage"), Tenant shall diligently proceed to restore the property, including the Building and all Alterations thereto, subject to the Casualty Damage at Tenant's cost to a condition as near as possible to that in which such property was immediately prior to the Casualty Damage. If Tenant for any reason whatsoever fails to commence (or cause the commencement of) such restoration work within nine (9) months from the date when the Casualty Damage occurred or fails thereafter to complete such work (or cause the same to be so completed) within the time periods set forth below, Landlord, in addition to such other rights and remedies as may be accorded Landlord by law, shall have the right and option to terminate this Lease by giving Tenant written notice of Landlord's election to do so any time prior to the completion of such work, provided Tenant shall not then be actively undertaking such restoration work, and upon such notice being given, the Term of this Lease shall automatically terminate and end pursuant to the provisions of subparagraph 45(b), below. If the Casualty Damage is partial, Tenant shall complete such restoration work within eighteen (18) months after the Casualty Damage. If the Casualty Damage is total, Tenant shall complete such restoration work within twenty-four (24) months after the Casualty Damage. If Tenant fails to do so, Landlord shall have the right and option to terminate this Lease by written notice to Tenant, upon said deadline dates for completion of restoration and upon said notice being given, the Term of this Lease shall automatically terminate and end pursuant to the provisions of subparagraph 45(b), below. In addition to Landlord's rights and remedies set forth above in this subparagraph (a), if Tenant fails to commence or complete the restoration work to the Leased Premises within the time periods set forth above in this subparagraph (a), Landlord shall have the right to perform said restoration work to the Leased Premises and bill Tenant for the same.

                  (b) Changes in Leased Premises. If Tenant is required to restore the Leased Premises in accordance with subparagraph (a) above, Tenant shall have the right to make changes in the Leased Premises in the course of such restoration, subject to the provisions of Paragraph 23. If the cost of restoration of the Leased Premises is increased by any change or changes made by Tenant, then Tenant shall pay the amount by which the cost of restoration exceeded what the cost of restoration of the Leased Premises would have been, had the Leased Premises been restored to substantially the same condition as existed immediately preceding the Casualty Damage.

                  (c) Damage to Leased Premises; Abatement of Rent. If the Casualty Damage renders the Leased Premises unfit for Tenant's normal business purposes, and Tenant by reason thereof discontinues business on the Leased Premises, the Minimum Rent and Additional Rent payable by Tenant hereunder, shall be suspended for the period during which the same are not fit for such business purposes to the extent, and only to the extent, of Landlord's recovery under the rent loss coverage of the business income insurance maintained for Landlord's benefit; and if the Casualty Damage renders only part of the Leased Premises unfit for Tenant's normal business purposes, and Tenant elects to operate its business upon the remaining part, then the Minimum Rent and Additional Rent payable by Tenant hereunder shall be apportioned on a per square foot basis and the proportion thereof applicable to each part of the Leased Premises upon which Tenant discontinues its business operations shall be abated, but only to the extent of Landlord's recovery under the rent loss coverage of the business income insurance maintained for Landlord's benefit, for the period during which such part is not fit for Tenant's normal business purposes or during which Tenant discontinues business operations. If Tenant has paid Minimum Rent or Additional Rent, in advance, Landlord shall immediately repay to Tenant an amount equal to that portion of such payments which is abated and covered by such loss of rents insurance.

                  (d) Arbitration. In the event that Landlord and Tenant are unable to agree as to the extent of any abatement or as to any other issue under this Paragraph 36, the matter shall be resolved by arbitration pursuant to the provisions of Paragraph 59, below.

                  (e) Application of Insurance Proceeds. In the event that the Leased Premises, or any part thereof, are required to be restored as provided in this Paragraph 36, insurance proceeds from Tenant's Property Insurance (maintained pursuant to Paragraph 33, above), shall be applied in full to such restoration, exclusive of loss of rents coverage to be paid to Landlord and other business income insurance payable to Tenant. Such insurance proceeds shall be deposited in trust with a savings bank, bank or trust company acceptable to Landlord and under control of Landlord and Tenant, as trustee, or, if Landlord's Mortgagee which is the holder of the first mortgage, if any, on the Leased Premises shall be a savings bank, bank, trust company or insurance company, such proceeds shall be deposited in trust with such holder, as trustee, and shall be held and disbursed for restoration as provided in this Lease. The trustee shall disburse the insurance proceeds to Tenant upon certification by Tenant, together with such other evidence as the trustee may reasonably require, that the amounts requested either shall have been paid in connection with the restoration or shall be due to contractors, subcontractors, materialmen, architects or other persons who have rendered services or have furnished materials for restoration, and upon completion of restoration, the remaining balance, if any, of such proceeds shall be paid to Landlord upon demand or retained by the first mortgagee. In the event that the insurance proceeds are insufficient to pay the entire cost of restoration pursuant to this Paragraph, Tenant shall pay the deficiency without delay.

                  (f) Damage During Last Year. In the event of any Substantial Casualty Damage to the Leased Premises within the last year prior to the expiration of the Initial Term or any Renewal Period, and upon the failure of Tenant to exercise a Renewal Option for a subsequent Renewal Period, Landlord shall have the right to elect not to restore such Casualty Damage, in which event, Landlord shall raze the damaged portion and put the same in good order by paving or landscaping. The term "Substantial Casualty Damage" means any Casualty Damage which reasonably shall cost more than Five Hundred Thousand Dollars ($500,000.00) to repair or restore. In the event Landlord elects not to restore such Substantial Casualty Damage, Tenant shall have the right to terminate this Lease (by delivering written notice of termination to Landlord within thirty
(30) days after the casualty) and with Minimum Rent and Additional Rent, prorated to the date of the Casualty Damage and with the date of termination being no later than thirty (30) days after such notice is given. Upon said termination, Landlord and Tenant shall be released from all further obligations thereafter accruing; but such termination shall, in no event, release either party from any liability to the other which has accrued prior to such termination. Alternatively, in the event Landlord elects not to restore such Substantial Casualty Damage and Tenant elects not to terminate this Lease, Minimum Rent and Additional Rent shall be suspended for the period during which the Leased Premises are not fit for business purposes, but only to the extent of Landlord's recovery under the rent loss coverage of the business income insurance maintained for Landlord's benefit; and if the Casualty Damage renders only part of the Leased Premises unfit for Tenant's normal business purposes and Tenant elects to operate its business in the remaining part, then the Minimum Rent and Additional Rent shall be apportioned on a per square foot basis and the proportion thereof applicable to each part of the Leased Premises upon which Tenant discontinues its business operations shall be abated, but only to the extent of Landlord's recovery under the rent loss coverage of the business income insurance maintained for Landlord's benefit, for the period during which such part is not fit for Tenant's normal business purposes or during which Tenant discontinues business operations. If Tenant has paid Minimum Rent or Additional Rent in advance, Landlord shall immediately repay to Tenant an amount equal to that portion of such payments which is abated and covered by such loss of rents insurance.

         37. Eminent Domain.

                  (a) Complete Taking. If the whole of the Leased Premises shall be taken under the power of eminent domain by any public, quasi-public or private authority (the "Taking"), then this Lease shall terminate or expire as of the date of such Taking, and any Minimum Rent and Additional Rent due hereunder, if any, paid in advance, for a period after such date of termination shall be refunded immediately by Landlord to Tenant. Upon said termination, Landlord and Tenant shall be relieved of and released from all further obligations thereafter to accrue hereunder; but such termination shall, in no event, relieve or release either party from any liability to the other which has accrued prior to the termination of this Lease, including, but not limited to, Landlord's obligation to pay to Tenant all or any portion of Landlord's Contribution (as defined in Paragraph 13, above) for costs and expenses incurred by Tenant prior to termination to which Tenant may be entitled in accordance with that Paragraph.

                  (b) Partial Taking. In the event of a permanent Taking of ten percent (10%) of the usable area of the Building, or in the event of a Taking resulting in a reduction of twenty percent (20%) or more of the automobile parking spaces (unless Landlord provides within ninety (90) days after the Taking adequate and sufficient additional contiguous parking areas in substitution therefor), Tenant may elect to terminate this Lease by giving notice of termination to Landlord on or before the date which is ninety (90) days after receipt by Tenant of notice that the Taking or denial or diminishing of access shall have occurred. Any notice of termination shall state the date of termination, which date of termination shall be not more than thirty (30) days after the date on which such notice of termination is given to Landlord, and

                           (i) upon the date specified in such notice of
termination this Lease and the term hereof shall cease and expire, and

                           (ii) any Minimum Rent or Additional Rent due
hereunder, paid in advance, for a period after such date of termination shall be refunded by Landlord to Tenant.

                           Upon said termination, Landlord and Tenant shall be
relieved of and released from all further obligations thereafter to accrue hereunder; but such termination shall, in no event, relieve or release either party from any liability to the other which has accrued prior to the termination of this Lease, including, but not limited to, Landlord's obligation to pay to Tenant all or any portion of Landlord's Contribution (as defined in Paragraph 13, above) for costs and expenses incurred by Tenant prior to termination to which Tenant may be entitled in accordance with that Paragraph.

                  (c) Abatement of Rent. In the event that any part of the Leased Premises, shall be so Taken or diminished and Tenant elects not to terminate this Lease, then commencing upon the date of vesting of title or of the event of said Taking, whichever occurs earlier, the Minimum Rent and Additional Rent payable by Tenant hereunder shall abate so that such Rent payable immediately after the Taking shall bear the same ratio to the Rent payable immediately before the Taking as the value of the Leased Premises remaining after the Taking bears to the value of the Leased Premises immediately before the Taking; provided, however, there shall be no abatement of rent unless usable square footage of the Building is Taken or parking spaces are Taken for which adequate and sufficient substitute parking spaces are not provided. If Landlord shall be obligated to perform restoration work under the provisions of this Paragraph 37, and if Tenant is deprived of the use of the Leased Premises during the performance by Landlord of the restoration work the Minimum Rent and Additional Rent payable by Tenant hereunder shall be suspended until such restoration work on the Leased Premises and access thereto shall have been completed, apportioned on a per square foot basis and the proportion thereof applicable to each part of the Leased Premises upon which Tenant discontinues its business operations shall be abated for the period during which such part is not fit for Tenant's normal business purposes. If the parties cannot agree upon the amount by which such Rent is to be abated, the same shall be submitted to and determined on the basis above provided by arbitration pursuant to the provisions of Paragraph 59, below.

                  (d) Restoration. In the event that any part of the Leased Premises shall be so taken and Tenant elects not to terminate this Lease, then Landlord shall restore the Building, including Tenant's Alterations and Tenant Fixtures, to a complete unit as similar as is reasonably possible in design, character and quality to the building which existed before such Taking. In the event that any part of the parking area or access thereto, shall be so taken or diminished and Tenant elects not to terminate this Lease, then Landlord shall restore the parking areas and the access thereto, as nearly as reasonably possible, to the condition they were in prior to such Taking. The award or payment for the Taking paid to Landlord shall be used by Landlord for said restoration and Landlord shall promptly commence and with due diligence continue to restore the Leased Premises after the Taking; Landlord shall not be obligated to expend any sums in excess of such award or payment for the purpose of said restoration. In the event that Landlord fails to commence said restoration within two (2) months after the Taking or in the event Landlord fails to complete said restoration within six (6) months after the Taking and is not actively and diligently proceeding with the restoration work, subject to Unavoidable Delays, Tenant shall have the option of terminating this Lease by notifying Landlord of its election to do so after the expiration of said two (2) month or six (6) month period, as the case may be (as such deadlines may be extended by Unavoidable Delay), and upon such notice being given the term of this Lease shall automatically terminate and end pursuant to the provisions of subparagraph 45(c), below.

                  (e) Claims for Awards. In the event of a Taking resulting in the termination of this Lease, the parties hereto agree to cooperate in applying for and in prosecuting any claim for compensation for such Taking and further agree, that the aggregate net award, after deducting all expenses and costs, including attorneys' fees, incurred in connection therewith, shall be paid in the following order:

                           (i) First, Landlord shall receive the entirety of the
award for the Leased Premises, including the Building, and the Building Fixtures and Equipment but exclusive of Tenant Fixtures Taken and exclusive of Alterations (other than Alterations or replacements or substitutions for items of Landlord's Improvements).

                           (ii) Second, Tenant shall have the fight to receive
any relocation damages separately afforded tenants under California laws as well as the right to receive compensation or damages for Tenant Fixtures and Alterations (in accordance with subparagraph (f) below). Provided, however, that Tenant shall waive all damages which shall diminish Landlord's right to recover for its interests as provided in subparagraph (i) above. If the condemning authority shall refuse to permit separate claims to be made, then and in that event Landlord shall prosecute, with counsel satisfactory to Tenant and Landlord, the claims of both Landlord and Tenant, and the proceeds of the award shall be divided between Landlord and Tenant in accordance with the foregoing provisions.


                  (f) Claims for Costs of Alterations. Tenant may make a claim in the condemnation proceedings on account of a Taking for the value of any Tenant's Improvements and Alterations made to or erected on the Leased Premises by Tenant or of any Tenant Fixtures Taken placed upon or installed in the Leased Premises by Tenant (other than Alterations that are replacements or substitutions for items of Landlord's Improvements). The value of such Tenant's Improvements, Alterations and Tenant Fixtures shall be the unamortized value based on the total amount of Tenant's expenditures for such items multiplied by a fraction, the numerator of which shall be the lesser of (x) the number of years between the date of the Taking and the last day of the Term of this Lease, including all Renewal Periods, regardless of whether Tenant shall have exercised Renewal Options therefor, and the denominator of which shall be the number of years between the date(s) of Tenant's Expenditures and the last day of the term of this Lease, including all Renewal Periods, regardless of whether Tenant shall have executed Renewal Options therefor; in no event, however, shall the value of such Tenant's Improvements, Alterations and Tenant Fixtures for which Tenant may be entitled hereunder exceed the positive difference, if any between (i) the total award on account of such Taking and (ii) the then-current actual value of Landlord's Improvements determined based on then-current standard appraisal methods. In the event Landlord's award does not specify the amount attributable separately to the value of Landlord's Improvements and such Tenant's Improvements, Alterations and Tenant Fixtures, and Landlord and Tenant cannot agree on the amount of such values, such amounts shall be determined by arbitration pursuant to the provisions of Paragraph 59, below. Any claims by Tenant for the value of the Tenant's Improvements, Alterations and Tenant Fixtures shall nevertheless be subject and subordinate to the rights of the holder of any first mortgage on the Leased Premises to which this Lease is subject and subordinate and who has entered into the agreement described in subparagraph 38(a), below.

                  (g) Date of Taking. A Taking shall be deemed to have occurred on the date possession is required by the condemning authority.

                  (h) Application of Proceeds of Award. The proceeds of any award or payment belonging to Landlord shall be paid and disbursed in the same manner that the proceeds of property insurance are required to be paid and disbursed pursuant to subparagraph 36(f) above.

         38. Subordination, Recognition, Non-Disturbance and Attornment.

                  (a) Tenant to Subordinate. Tenant agrees, at the request of Landlord, to execute an agreement whereby Tenant will subordinate this Lease to the lien of any first mortgage of the entire fee interest in the Leased Premises now or hereafter made to a bank, trust company, savings and loan association, insurance company, or other similar institutional type lender, and any renewals, modifications or extensions thereof, provided that such subordination shall be effective only upon the execution by the holder of such mortgage of an agreement, for the benefit of Tenant, in recordable form, executed, acknowledged and delivered by such mortgagee to Tenant (with the joinder of Landlord), which shall be on the lender's standard form subordination and non-disturbance agreement and contain in substance the following provisions and such other provisions as such holder may reasonably require:

                           (i) So long as Tenant continues to pay the Rent as
provided in this Lease and otherwise complies with the terms and provisions hereof, the right of possession of Tenant to the Leased Premises, and all of the other rights of Tenant under the terms and provisions of this Lease shall otherwise not be affected, impaired or disturbed, nor shall this Lease or the term hereof be terminated, by the mortgagee in the exercise of any of its rights under the mortgage or the bond or debts secured thereby, or otherwise by law provided.

                           (ii) In the event that the mortgagee comes into
possession of or ownership of the title of the Lease Premises by foreclosure of the mortgage, or by proceedings on the bond or otherwise, this Lease and all rights of Tenant hereunder shall continue in effect and shall not be terminated by any of said proceedings.

                           (iii) If the mortgagee shall become the owner of the
Leased Premises by reason of foreclosure of the mortgage or otherwise, or if the Leased Premises shall be sold as a result of any action or proceeding to foreclose the mortgage or by a deed given in lieu of foreclosure, the Lease shall continue in full force and effect, without necessity for executing any new lease, as a direct lease between Tenant, as tenant thereunder, and the then owner of the Leased Premises as landlord thereunder, upon all of the same terms, covenants and provisions contained in the Lease, and in such event, Tenant shall be bound to such new owner under all of the terms, covenants and provisions of the Lease and Tenant hereby agrees to attorn to such new owner and to recognize such new owner as Landlord under this Lease, and such new owner shall be bound to Tenant under all of the terms, covenants and provisions of this Lease, including any amendments of the Lease whether made before or after the date of the mortgage, which terms, covenants and provisions such new owner hereby agrees to assume and perform; provided that such attornment shall not relieve Landlord of any and all of its liabilities to Tenant arising under this Lease prior to such attornment and further provided, however, such party shall not be (i) liable for any act or omission of any prior landlord or (ii) subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord); or (iii) bound by any rental which Tenant might have paid for more than one (1) month in advance to any prior landlord; or (iv) bound by any amendment or modification of the Lease made without its consent.

                           (iv) Tenant shall not be named or joined as a party
defendant or otherwise in any suit, action or proceeding for the foreclosure of the mortgage or to enforce any rights under the mortgage or the bond or other obligation secured thereby, unless required by applicable law.

                           (v) Mortgagee acknowledges and agrees that all Tenant
Fixtures shall be and remain the property of Tenant, or any subtenant, assignee, licensee or concessionaire of Tenant, or any Equipment Lessor or may be removed by Tenant, or any subtenant, assignee, licensee or concessionaire of Tenant, or any Equipment Lessor at any time, in accordance with Paragraph 24.

                           (vi) If the Leased Premises, or any part thereof, is
damaged by fire or other casualty or taken by condemnation, the mortgagee agrees that insurance proceeds and/or condemnation awards payable to it will be made available for the purpose of repairing or rebuilding the Leased Premises, as provided and subject to the provisions in this Lease.

                           (vii) The agreement shall be binding upon and inure
to the benefit of mortgagee, owner and Tenant, and their respective heirs, executors, administrators, successors and assigns.

Tenant acknowledges that the form attached hereto as Exhibit "G" is approved for the purposes of this Paragraph.

                  (b) Mortgagee May Require Lease to be Prior. If the holder of any first mortgage of the entire fee interest of the Mortgaged Property, or any part thereof, including without limitation the Leased Premises, requires that this Lease have priority over such mortgage, Tenant shall, upon request of such holder, execute, acknowledge and deliver to such holder an agreement acknowledging such priority and containing the agreement of such mortgagee to apply insurance proceeds and condemnation awards to restoration as herein provided.

                  (c) Notice of Default to Mortgagee. If the holder of the first mortgage covering the Leased Premises shall have given prior written notice to Tenant that it is the holder of said first mortgage ("Mortgagee") and such notice includes the address at which notices to such Mortgagee are to be sent, then Tenant agrees to give to the Mortgagee notice simultaneously with any notice given to Landlord to correct any default of Landlord as hereinabove provided, and agrees that if Landlord fails to cure such default within the time provided the Mortgagee shall have the right, within an additional 30 days following a second notice from Tenant or, if such default cannot be cured within that time, such additional time as may be necessary provided within such 30 days Mortgagee commences and diligently pursues a cure (including commencement of foreclosure proceedings if necessary to effect such cure) to correct or remedy such default before Tenant may take any action under this Lease by reason of such default, except for Tenant's rights under Paragraph 45(b)(i).

                  (d) Mortgagee's Requirements. Tenant will make such modifications to this Lease as may hereafter be required to conform to any reasonable and/or customary Mortgagee's requirements, so long as such modifications do not increase Tenant's obligations or materially alter its rights.

         39. Quiet Enjoyment. Landlord covenants and agrees that if Tenant shall perform all the covenants and agreements herein stipulated to be performed on Tenant's part, Tenant shall peaceably and quietly have, hold and enjoy the Leased Premises and all rights, easements, appurtenances and privileges belonging or in anywise appertaining thereto during the Initial Term and all Renewal Periods, subject to the Permitted Exceptions, without hindrance or interruption by any person or persons lawfully or equitably claiming by, through or under Landlord. Landlord shall in no event be liable in damages or otherwise, nor shall Tenant be released from any obligations hereunder (except as expressly provided in Paragraph 33(d)), because of the interruption of any service, or a termination, interruption or disturbance, attributable to strike, lockout, breakdown, accident, war or other emergency, law, order, rule or regulation of or by any governmental authority, failure of supply, inability to obtain supplies, parts or employees, or any cause due to any act or neglect of Tenant or its servants, agents, employees, licensees, business invitees, or any person claiming by, through or under Tenant.

          40. Condition of Title. Tenant is entering into this Lease in reliance on the a preliminary Title Report issued by First American Title Insurance Company (the "Title Company") containing the commitment of the title insurance company to issue to Tenant an ALTA or CLTA form leasehold owner's title insurance policy upon the payment by Tenant of the standard premium as provided therein, free and clear of all leases, tenancies, easements, agreements, encumbrances, restrictions, liens, or any other defects in title other than those listed on EXHIBIT "C" hereto (the "Permitted Exceptions"). Except for Landlord's warranty of quiet enjoyment as to claims arising by, through or under Landlord (as set forth in Paragraph 39), Landlord makes no warranty of title to Tenant and Tenant shall rely solely upon the title insurance for protection as to matters of title. Landlord and Tenant each represents, warrants and covenants to the other that it has the right and lawful authority to enter into this Lease for the Term hereof, including any Renewal Periods.

          41. Recording, Delivery of Title Report. Landlord and Tenant have executed, simultaneously with the execution hereof, the document required by statute for the validity and notice of this Lease (the "Memorandum"). Landlord and Tenant shall deliver the Memorandum to the Title Company with instructions to record and issue Tenant's Title insurance policy in accordance with Paragraph
40. Landlord agrees to pay all recording charges, transfer taxes and other taxes imposed upon the entering into of this Lease and the recording of the Memorandum, and any costs and expenses incurred in connection with Landlord's obtaining the Title Report hereinabove described; Tenant agrees to pay for the leasehold title insurance policy issued in accordance with the Title Report.

         42. Notices; Payment of Rent.

                  (a) Each notice, demand, request or other communication required or permitted under the terms of this Lease shall be in writing and, unless and until otherwise specified in a written notice by the party to receive it, shall be sent to the parties at the following respective addresses:

                  if intended for Tenant prior to occupancy:

                             President
                             Advanta Mortgage Corp. USA
                             500 Office Center Drive
                             Fort Washington, PA 19034
                             FAX NO. (215) 283-4376

                  if intended for Tenant after occupancy:

                             President
                             Advanta Mortgage Corp. USA
                             10796 Rancho Bernardo Road
                             San Diego, CA 92127
                             FAX NO. (____)____________
                 with a copy to:

                          General Counsel
                          Advanta Mortgage Corp. USA
                          10796 Rancho Bernardo Road
                          San Diego, CA 92127
                          FAX NO. (   )

                 with a copy to:

                          Vice President, Advanta Corporate Services
                          200 Tournament Drive
                          Horsham, PA 19044
                          FAX NO. (215) 444-6126

                 if intended for Landlord:

                          San Diego Development #1, LLC
                          c/o Miller Global-Pauls
                          4600 South Ulster Street Parkway, Suite 940
                          Denver, CO 80237
                          FAX NO. (303) 689-2110

                 with a copy to:
                          Lawrence J. Donovan, Jr.
                          Isaacson Rosenbaum Woods & Levy, PC
                          633 Seventeenth Street, Suite 2200
                          Denver, CO 80202
                          FAX NO. (303) 292-3152

Notices may be given on behalf of any party by its legal counsel.

                 (b) Each such notice, demand, request or other communication shall be deemed to have been properly given for all purposes if (i) hand delivered or (ii) mailed by registered or certified mail of the United States Postal Service, return receipt requested, postage prepaid or (iii) delivered by a nationally recognized overnight courier service for next business day (or sooner) delivery or (iv) delivered via telecopier or facsimile transmission to the facsimile number listed in this Section, provided, however, that if such communication is given via telecopier or facsimile transmission, an original counterpart of such communication shall concurrently be sent in the manner specified in either clause (iii) of this subparagraph (b) or be hand delivered by the next business day.

                 (c) Each such notice, demand, request or other communication shall be deemed to have been received by its addressee, and to have been effectively given, upon the earliest of (i) actual delivery, (ii) refusal of acceptance of delivery; provided that in the case of delivery by telecopier or facsimile, "actual delivery" shall mean receipt of the telecopier or facsimile transmission between the hours of 9:00 AM and 5:00 PM (at the local time of the recipient of the notice) on a business day or if not received within such hours on a business day, the next business day after receipt.

                 (d) All payments of rent and any other charges under this Lease shall be paid to Landlord at the address of Landlord provided in this Paragraph or at such other address as Landlord may specify in written notice given pursuant hereto.

        43.      Tenant's Default.

                 (a) Event of Default Defined. The term "Event of Default" with respect to Tenant shall mean the occurrence of any one or more of the following events:

                           (i) if default shall be made in the due and punctual
payment of any Minimum Rent and Additional Rent payable under this Lease when and as the same shall become due and payable that shall continue for a period of five (5) business days after written notice thereof from Landlord to Tenant;

                           (ii) if Tenant shall make any assignment of
substantially all of its assets for the benefit of creditors or shall be adjudged a bankrupt, or if a receiver is appointed for Tenant or its assets or Tenant's interest under this Lease and the appointment of such receiver, if involuntary, is not vacated within sixty (60) days, or if Tenant shall file or have filed against it a petition under or pursuant to any of the provisions of the U.S. Bankruptcy Act, the Federal Bankruptcy Code, or any other federal or state law relating to insolvency, or any amendment thereof or substitute thereof, and such petition, if involuntary, is not vacated within sixty (60) days, or the adjudication that the Tenant is insolvent or bankrupt or the entry of an order for relief under the Federal Bankruptcy Code with respect to Tenant;

                           (iii) there is an Event of Default as defined in
Paragraphs 29, 33 or 51; and

                           (iv) if default shall be made by Tenant in performing
any other of the terms, covenants or agreements contained in this Lease on Tenant's part to be performed, and such default shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant or in the case of such a default which cannot with due diligence and in good faith be cured within thirty (30) days, the Tenant fails to commence within such thirty-day period to cure the same and thereafter to prosecute the curing of such default with due diligence and in good faith;

                   (b) Landlord's Remedies. If any one or more Event of Default shall happen, then Landlord shall have the right at Landlord's election then or at any time thereafter, but provided Landlord has not thereafter accepted Tenant's cure, either:

                   (1) (i) Without demand or notice, to reenter and take possession of the Leased Premises or any part thereof and repossess the same as of Landlord's former estate and expel Tenant and those claiming through or under Tenant and remove the effects of both or either, without being deemed guilty of any manner of trespass and without prejudice to any remedies for arrears of rent or preceding breach of covenants or conditions. Should Landlord elect to reenter, as provided in this subparagraph (1), or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord may, from time to time, without terminating this Lease, relet the Leased Premises or any part thereof, either alone or in conjunction with other portions of the Building of which the Leased Premises are a part, in Landlord's or Tenant's name but for the account of Tenant, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such commercially reasonable conditions and upon such other terms (which may include concessions of free rent and alteration and repair of the Leased Premises) as Landlord, in its discretion, may determine and Landlord may collect and receive the rents therefor. Landlord shall in no way be responsible or liable for any failure to relet the Leased Premises, or any part thereof, or for any failure to collect any rent due upon such reletting. No such reentry or taking possession of the Leased Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention be given to Tenant. No notice from Landlord hereunder or under a forcible entry and detainer statute or similar law shall constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Landlord reserves the right following any such reentry and/or reletting to exercise its right to terminate this Lease by giving Tenant such written notice, in which event the Lease will terminate as specified in said notice.

                           (ii) If Landlord elects to take possession of the
Leased Premises as provided in this subparagraph (1) without terminating the Lease, Tenant shall pay to Landlord (a) the rent and other sums as herein provided, which would be payable hereunder if such repossession had not occurred, less (b) the net proceeds, if any, of any reletting of the Leased Premises after deducting all of Landlord's commercially reasonable expenses incurred in connection with such reletting, including, but without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, expenses of employees, alteration, remodeling, and repair costs and expenses of preparation for such reletting. If, in connection with any reletting, the new lease term extends beyond the existing Term or the premises covered thereby include other premises not part of the Leased Premises, a fair apportionment of the rent received from such reletting and the expenses incurred in connection therewith, as provided aforesaid, will be made in determining the net proceeds received from such reletting. In addition, in determining the net proceeds from such reletting, any rent concessions will be apportioned over the term of the new lease. Tenant shall pay such amounts to Landlord monthly on the days on which Minimum Rent and Additional Rent and all other amounts owing hereunder would have been payable if possession had not been retaken and Landlord shall be entitled to receive the same from Tenant on each such day; or

                  (2) To give Tenant written notice of intention to terminate this Lease on the date of such given notice or on any later date specified therein and, on the date specified in such notice, Tenant's right to possession of the Leased Premises shall cease and the Lease shall thereupon be terminated, except as to Tenant's liability hereunder as hereinafter provided, as if the expiration of the term fixed in such notice were the end of the Term herein originally demised. In the event this Lease is terminated pursuant to the provisions of this subparagraph (2), Tenant shall remain liable to Landlord for damages in an amount equal to the Minimum Rent and Additional Rent and other sums which would have been owing by Tenant hereunder for the balance of the Term had this Lease not been terminated less the net proceeds, if any, of any reletting of the Leased Premises by Landlord subsequent to such termination, after deducting all Landlord's commercially reasonable expenses in connection with such reletting, including, but without limitation, the expenses enumerated above. Landlord shall be entitled to collect such damages from Tenant monthly on the days on which the Minimum Rent and Additional Rent and other amounts would have been payable hereunder if this Lease had not been terminated and Landlord shall be entitled to receive the same from Tenant on each such day. Alternatively, at the option of Landlord, in the event this Lease is terminated, Landlord shall be entitled to recover forthwith against Tenant as damages for loss of the bargain and not as a penalty an amount equal to the worth at the time of termination of the excess, if any, of the amount of Minimum Rent and Additional Rent reserved in this Lease for the balance of the Term hereof over the then Reasonable Rental Value of the Leased Premises for the same period plus all amounts incurred by Landlord in order to obtain possession of the Leased Premises and relet the same, including reasonable attorneys' fees, reletting expenses, alterations and repair costs, brokerage commissions and all other like amounts, all discounted to present value (calculated on the basis of a discount rate of 6% per annum). It is agreed that the "Reasonable Rental Value" shall be the amount of rental which Landlord can obtain as rent for the remaining balance of the term.

                  (c) Reletting at End of Term. At any time or from time to time after Landlord takes possession of the Leased Premises pursuant to subparagraph
(1) or subparagraph (2) above, Landlord may relet the Leased Premises or any part thereof, in the name of Landlord or otherwise, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such conditions if commercially reasonable (which may include concessions or free rent) as Landlord, in its reasonable discretion, may determine and may collect and receive the rents therefor. Landlord shall in no way be responsible or liable for any failure to relet the Leased Premises or any part thereof, or for any failure to collect any rent due upon any such reletting; but Landlord shall use reasonable efforts to relet the Leased Premises and to collect such rent; provided, that Landlord shall have the right to give preference to other space that Landlord may have in other buildings and not be required to expend monies for tenant concessions and allowances beyond those for leases then being entered into by Landlord for comparable space in other buildings at such time. If Tenant has reason to believe that Landlord is not using reasonable diligence to mitigate Landlord's damages, Tenant shall notify Landlord of such determination as soon as reasonably practicable.


           44.     Intentionally Omitted.

           45.     Landlord's Default.

                  (a) Event of Default Defined. The term "Event of Default" with respect to Landlord shall mean if default shall be made by Landlord in performing any of the terms, covenants or agreements contained in this Lease on Landlord's part to be performed, and such default shall continue for a period of thirty (30) days after written notice thereof from Tenant to Landlord or, in the case of such a default which cannot with due diligence and in good faith be cured within thirty (30) days, Landlord fails to commence within such thirty-day period to cure the same and thereafter to prosecute the curing of such default with due diligence and in good faith.

                  (b)      Tenant's Remedies.

                           (i) Tenant's Right to Perform on Behalf of Landlord.
Landlord agrees that if an Event of Default occurs with respect to: (A) Landlord's failure to pay any installment of assessments of any interest, principal, costs or other charges upon any mortgage or mortgages or other liens and encumbrances affecting the Leased Premises and to which this Lease may be subordinate for which Tenant has not received a non-disturbance agreement in accordance with Paragraph 38 when any of the same become due, or (B) Landlord's failure to make any repairs, do any work or pay any monies to Tenant, required of Landlord by the provisions of this Lease, or (C) respect to Landlord's failure to perform any covenant or agreement in this Lease contained on the part of Landlord to be performed; then Tenant may pay, but shall be under no obligation to pay, said taxes, assessments, interest, principal, costs and other charges, and may cure such defaults all on behalf of and at the expense of Landlord, and do all necessary work (provided that Tenant gives prior notice of not less than ten (10) days of its intention to do such and a description of the work to be performed). Notwithstanding the foregoing, if Landlord fails to perform an obligation to repair or replace required under Paragraph 22(b) after reasonable prior notice from Tenant and an emergency exists (threatening imminent harm to persons or property in the Building), Tenant shall have the right upon reasonable prior notice to Landlord to perform such repairs or replacements (notwithstanding that the applicable periods and notice required for an Event of Default by Landlord have not occurred). Except in the case of a matter or thing for which Tenant is obligated to reimburse Landlord hereunder as Additional Rent, Landlord agrees to pay to Tenant forthwith the amount so paid by Tenant, including reasonable attorneys' fees, together with interest thereon at the rate of eight percent (8%) per annum, and agrees that Tenant may withhold any and all payments of Minimum Rent and Additional Rent thereafter becoming due to Landlord pursuant to the provisions of this Lease or any extension thereof, and may apply the same to the payment of such indebtedness of Landlord to Tenant until such indebtedness is fully paid with interest thereon as herein provided that Tenant may not withhold payment of Rent until after ten (10) days' prior notice of Tenant's election to withhold to Landlord and Landlord's Mortgagee and further provided, however, that if Landlord or the Mortgagee disputes by notice to Tenant within such ten (10) day period that such amounts are owed by Landlord, Tenant shall have no right to withhold such amounts until the amounts are found to be due Tenant by arbitration. Nothing herein contained shall preclude Tenant from proceeding to bring an action in accordance with Paragraph
(iii) below to collect the amount so paid by it as aforesaid without waiting for such offsets from Minimum Rent or Additional Rent to accrue. Tenant hereby waives the right to terminate this Lease or to offset against Minimum Rent and Additional Rent existing at law or in equity or by statute or otherwise (to the extent such waiver is not prohibited by applicable law) except in accordance with the express terms and provisions of this Lease.

                           (ii) Landlord Not Released. Under no circumstances
shall the exercise by Tenant of the rights granted in subparagraph (a) above to take all such action as may be necessary to cure any default by Landlord release Landlord in any manner whatsoever from liability for the performance of any obligations of Landlord under the terms of this Lease.

                           (iii) Additional Remedies. Tenant may bring an action
for actual direct money damages or for injunctive relief, or both, in any court of competent jurisdiction, provided any damages shall be subject to the limitations and waivers provided in the Lease and in no event will Landlord or any Mortgagee be responsible for any consequential damages incurred by Tenant as a result of any default, including, but not limited to, lost profits, income or interruption of business.

         46. Remedies Cumulative. Subject to the limitations and waivers provided in the Lease, each right or remedy of Landlord and Tenant provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or otherwise, and the exercise or the beginning of the exercise by Landlord or Tenant of any of one (1) or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, unless expressly prohibited, limited or waived hereunder, shall not preclude the simultaneous or later exercise by Landlord or Tenant of any and all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, unless expressly prohibited, limited or waived hereunder. In any action brought by either party to enforce or contest any provision of this Lease, or to obtain a declaration of the rights or responsibilities of either party hereunder, the prevailing party shall be entitled to recover all costs and expenses, including attorneys' fees, reasonably incurred by such prevailing party in connection with such action.

         47. No Waiver. No failure by Landlord or by Tenant to insist upon the strict performance of any term, covenant or condition of this Lease or to exercise any right or remedy consequent upon a breach thereof, and no acceptance by Landlord of partial Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of such term, covenant or condition. No term, covenant or condition of this Lease to be kept, observed or performed by Landlord or by Tenant, and no breach thereof, shall be waived, altered or modified, except by a written instrument executed by Landlord or by Tenant, as the case may be. No waiver of any breach shall affect or alter this Lease, but each and every term, covenant and condition of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

         48. Waiver of Jury Trial. TENANT AND LANDLORD HEREBY WAIVE (TO THE EXTENT ALLOWED BY LAW) ANY AND ALL RIGHTS TO A TRIAL BY JURY IN SUIT OR SUITS BROUGHT TO ENFORCE ANY PROVISION OF THIS LEASE OR ARISING OUT OF OR CONCERNING THE PROVISIONS OF THIS LEASE.

         49. Unavoidable Delays. If either party shall be prevented or delayed from punctually performing any obligation or satisfying any condition under this Lease by any strike, lockout, labor dispute, inability to obtain labor or material, Act of God, adverse weather condition, governmental restriction, regulation or control, enemy or hostile governmental action, civil commotion, insurrection, sabotage, fire or other casualty or by any other event similar to the foregoing beyond the reasonable control of such party, and not the fault of the party delayed in performing any obligation or satisfying any condition under this Lease (all such events being hereinafter called "Unavoidable Delay"), then the time to perform such obligation or satisfy such condition shall be postponed by the period of time consumed by the delay. If either party shall, as a result of an Unavoidable Delay, be unable to exercise any right or option within any time limit provided therefor in this Lease, the time for exercise thereof shall be postponed for the period of time consumed by such delay. In no event shall the periods specified in subparagraphs 2(e) and 9 above or the time limits for restoration after a destruction or a Taking as set forth in Paragraphs 36 and 37 above be extended by reason of the foregoing events of Unavoidable Delay for a period in excess of ninety (90) days. In no event shall the obligation of either Landlord or Tenant to pay money be extended by reason of the foregoing events of Unavoidable Delay.

          50. Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent or of partnership or of joint venture or of any association whatsoever between Landlord and Tenant, it being expressly understood and agreed that nothing herein shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant. The obligations imposed by this Lease on Tenant shall be joint and several obligations of the entities collectively constituting Tenant.

          51. Estoppel Certificates. Upon the request of either party, at any time or from time to time, Landlord and Tenant agree to execute, acknowledge and deliver to the other, within fifteen (15) days after such request, a written instrument, duly executed and acknowledged,

                  (a) certifying that this Lease has not been modified and is in full force and effect or, if there has been a modification of this Lease, that this Lease is in full force and effect as modified, stating such modifications;

                  (b) specifying the dates to which all sums payable hereunder by either Landlord or Tenant, including without limitation, Minimum Rent, Additional Rent and Landlord's Contribution, have been paid;

                  (c) stating whether or not, to the knowledge of the party executing such instrument, the other party hereto is in default and, if such party is in default, stating the nature of such default;

                  (d) stating the Rent Commencement Date;

                  (e) stating which Renewal Options have been exercised or deemed waived, if any; and

                  (f) such other information as the party requesting the estoppel may reasonably request.

It is intended that any such statement delivered pursuant to this Paragraph may be relied upon by any prospective purchaser of all or any portion of Landlord's interest herein or a holder of any mortgage or deed of trust encumbering the Leased Premises. If either party fails to provide such statement to the requesting party within such 15 day period, and such failure continues for 5 days following additional notice of such failure from the requesting party, such failure shall be deemed an Event of Default, without further notice or opportunity to cure being required.

         52. Broker. Tenant represents and warrants that it has dealt with no broker or brokers in connection with this Lease. Landlord represents and warrants that it has dealt with no broker or brokers in connection with this Lease, except John Burnham & Company (the "Broker") (whose commission shall be paid by Landlord pursuant to separate agreement). Each party will defend, indemnify and hold harmless the other from any loss, cost, damage or expense arising by reason of any actual or alleged breach of the foregoing warranty. Tenant acknowledges that Tenant is not relying on any representations or warranties of Broker.

         53. Covenants to Run with the Land; Binding Effect. Subject to the provisions of this Lease, the terms, covenants, agreements, provisions, conditions and limitations herein contained shall be construed as covenants running with the land and shall bind and inure to the benefit of the heirs, executors, administrators, successors and assigns, respectively, of Landlord and Tenant. This Lease is to be construed as though the covenants between Landlord and Tenant are independent and not dependent and Tenant is not entitled to any setoff of the Rent against Landlord if Landlord fails to perform its obligations, except as expressly provided herein.

         54. Choice of Law. This Lease and the rights and obligations of the parties hereto, shall be interpreted and construed in accordance with the laws of the State of California.

         55. Entire Agreement; Interpretation. This Lease and the Exhibits attached hereto contain the entire agreement between the parties, and no oral statements or representations of prior written matter not contained herein shall have any force or effect. This Lease and the Exhibits attached hereto cannot be changed, modified or amended unless such change, modification or amendment is in writing and executed by the party against which the enforcement of the change, modification or amendment is sought. The parties waive any rule of construction that ambiguities are to be resolved against the drafting party. Any words following the words "include," "including," "such as," "for example," or similar words or phrases shall be illustrative only and are not intended to be exclusive, whether or not language of non-limitation is used.

         56. Invalidity of Certain Provisions. If any provision of this Lease shall be invalid or unenforceable, the remainder of the provisions of this Lease shall not be affected thereby and each and every provision of this Lease shall be enforceable to the fullest extent permitted by law.

         57. Captions. The captions preceding the paragraphs of this Lease are intended only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease or the intent of any provision hereof. Wherever applicable hereunder, the neuter pronoun shall be deemed to include the masculine and feminine pronoun and the singular shall be deemed to include the plural.

         58. Definitions. As used in this Lease, the following Terms shall have the respective meanings indicated opposite each of them.

"Additional Rent"                  Sums for Real Estate Taxes, Utilities, sums
                                   owing under the Declaration, Landlord's Fire
                                   Insurance, and all other amounts, except
                                   Minimum Rent, payable by Tenant pursuant to this Lease, whether to Landlord or to a third party.

"Alterations"                      As defined in subparagraph 23(a).

"Alternative Tax"                  As defined in subparagraph 6(b).

"Ancillary Uses"                   As defined in Paragraph 17.

"Assumed Lease"                    As defined in subparagraph 4(c).

"Authorities"                      As defined in subparagraph 28(b).

"Building"                         As defined in Paragraph 1.

"Broker"                           As defined in Paragraph 52.

"Casualty Damage"                  As defined in subparagraph 36(a).

"Commencement Date"                As defined in subparagraph 2(a).

"Commitment"                       As defined in subparagraph 16(b)

"Comparable Building"              As defined in subparagraph 4(c).

"Completion Date"                  As defined in Paragraph 9.

"Completion Deadline"              As defined in subparagraph 2(g)

"Construction Deadline"            As defined in subparagraph 2(g).

"Declaration"                      As defined in Paragraph 1.

"89-1 Bond"                        As defined in subparagraph 6(a)

"Equipment Lessor"                 As defined in subparagraph 24(a).

"Escrow Agent"                     As defined in subparagraph 6(a)

"Event of  Default"                As defined in subparagraph 43(a) and 45.

"Existing Premises"                As defined in subparagraph 2(g).

"Expiration Date"                  As defined in subparagraph 2(a).

"Fair Market Rental Value"         As defined in subparagraph 4(c).

"Final Plans and Specifications"   As defined in subparagraph 7(a).

"Full Replacement Cost"            As defined in subparagraph 33(b).

"Hazardous Materials"              As defined in Paragraph 18.

"Initial Term"                     As defined in subparagraph 2(a).

"Interest Rate"                    As defined in subparagraph 4(c).

"Landlord"                         Landlord named herein and any subsequent
                                   owner of any part of Landlord's fee interest in the Leased Premises ("Landlord's
                                   Estate"), but any owner of any part of
                                   Landlord's Estate shall be relieved of all liability under this Lease after the date that it ceases to be the owner of any part of Landlord's Estate (except for any liability arising prior to such date) provided that the party succeeding to any part of Landlord's Estate shall have executed an agreement, wherein it assumes and agrees to perform all of Landlord's obligations under this Lease from and after the date it acquires any part of Landlord's
                                   Estate. Notwithstanding the foregoing,
                                   Landlord named herein shall not, in any
                                   event, be relieved of its obligations to complete Landlord's Work in accordance with the terms hereof, which obligations shall remain a personal covenant of Landlord named herein.


"Landlord's Architect"             As defined in subparagraph 7(b)

"Landlord's Contribution"          As defined in subparagraph 13.

"Landlord's Delay"                 As defined in Paragraph 16.

"Landlord's Fire Insurance"        As defined in subparagraph 33(a).

"Landlord's Improvements"          As defined in Paragraph 8

"Landlord's Liability Insurance"   As defined in subparagraph 32(b).

"Landlord's Punchlist"             As defined in Paragraph 9.

"Landlord's Work"                  As defined in subparagraph 8(a).

"Lease Year"                       As defined in subparagraph 2(c).

"Leased Premises"                  As defined in Paragraph 1.

"Memorandum"                       As defined in Paragraph 41.

"Minimum Rent"                     As defined in Paragraph 4.

"Mortgagee"                        As defined in subparagraph 38(c).

"Park"                             As defined in Paragraph 1.

"Permits"                          As defined in subparagraph 28(b).

"Permitted Exceptions"             As defined in Paragraph 40.

"Permitted Use"                    As defined in Paragraph 17.

"Primary Use"                      As defined in Paragraph 17

"Punchlist Items"                  As defined in Paragraph 9

"Qualified Appraiser"              As defined in subparagraph 4(c).

"Real Estate Taxes"                As defined in subparagraph 6(a).

"Reasonable Rental Value"          As defined in subparagraph 43(b)

"Renewal Option"                   As defined in subparagraph 3(a).

"Renewal Period"                   As defined in subparagraph 3(a).

"Rent"                             Minimum Rent and Additional Rent.

"Rent Commencement Date"           As defined in subparagraph 2(b).

"Requirements"                     As defined in subparagraph 28(b).

"Specially Approved Uses"          As defined in Paragraph 17.

"Structure"                                  As defined in subparagraph 22(b)

"Structural Repairs"                         As defined in subparagraph 22(b).

"Substantial Casualty Damage"                As defined in subparagraph 36(b).

"Substantial Completion"                     As defined in Paragraph 9.

"Taking"                                     As defined in subparagraph 37(a).

"Tenant Delay"                               As defined in Paragraph 16.

"Tenant Fixtures"                            As defined in subparagraph 24(a).

"Tenant Ready"                               As defined in Paragraph 9

"Tenant Ready Date"                          As defined in Paragraph 9

"Tenant's Architect"                         As defined in subparagraph 7(c)

"Tenant's Builder's Risk Insurance"          As defined in subparagraph 33(b)

"Tenant's Holdover Costs"                    As defined in subparagraph 2(e)

"Tenant's Improvements"                      As defined in Paragraph 12

"Tenant's Liability Insurance"               As defined in subparagraph 32(a).

"Tenant's Plans and Specifications"          As defined in subparagraph 7(c).

"Tenant's Property Insurance"                As defined in subparagraph 33(b)

"Tenant's Signage"                           As defined in Paragraph 19.

"Tenant's Work"                              As defined in subparagraph 12.

"Term"                                       As defined in subparagraph 2(a).

"Title Company"                              As defined in Paragraph 40.

"Unavoidable Delay"                          As defined in Paragraph 49.

"Utilities"                                  As defined in subparagraph 21(a).

"Zoning and Building Laws"                   As defined in subparagraph 28(a).

                   59. Arbitration. Should any dispute arise with respect to any provision of this Lease and such provision states that the matter in dispute is to be resolved by arbitration hereunder, the matter in dispute shall be referred to arbitration. Within ten (10) days following receipt of a request for arbitration, each party shall choose an arbitrator from a panel of arbitrators, and within ten (10) days thereafter, the two selected shall choose a third arbitrator. In the event that the two arbitrators chosen cannot agree upon a third arbitrator, the American Arbitration Association shall be requested to supply an arbitrator and this request may be made by either arbitrator. The panel of arbitrators shall be supplied by the American Arbitration Association and, except for arbitration under subparagraph 7(d) and Paragraph 45, the panel shall all be qualified appraisers (as defined in Paragraph 4). The arbitration proceedings shall take place in the City of San Diego, California pursuant to the rules then obtaining of the American Arbitration Association. The arbitration shall be completed as soon as possible. The decision of the majority of arbitrators on the matter in dispute shall be final, conclusive and binding upon the parties and the arbitrators shall also have the power to determine allocation of costs of the proceedings between the parties; judgments may be entered thereon in any court of competent jurisdiction and no appeal may be taken therefrom.

                  60. Limitation on Landlord Liability. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, LANDLORD'S LIABILITY IS LIMITED TO LANDLORD'S INTEREST IN THE LEASED PREMISES.

                  61. Guaranty. Landlord is entering into this Lease in reliance on the guaranty by Advanta Corp., a Delaware corporation of even date herewith, a copy of which is attached hereto as EXHIBIT "B".


                  IN WITNESS WHEREOF, Landlord and Tenant have entered into this Lease effective as of August 27, 1997, having executed this Lease on the dates set forth in the following notarizations. This Lease may be executed in counterparts, each of which (or any combination of which) when signed by all of the parties shall be deemed an original, but all of which when taken together shall constitute but one agreement. Any one or more of such duplicate signature pages may be removed from any one or more of such counterparts and annexed to other counterparts and duplicate signature pages to form a completely executed original Lease.

                                   LANDLORD:

                                   SAN DIEGO DEVELOPMENT #1, LLC, a Colorado limited liability company

                                   By: SD #1, LLC, a Colorado limited liability company, Member

                                   By:  The Pauls Corporation, LLC, a Colorado
                                        limited liability company, Its Manager
                                        and Member

                                   By:  /s/ William B. Pauls
                                        ----------------------------------------
                                        William B. Pauls, Manager

                                   By:  GE Investment Realty Partners III
                                        Limited Partnership, a Delaware
                                        limited partnership, Member

                                   By:  GE Investment Management Incorporated,
                                        general partner


                                   By:  /s/ Michael J. Strone
                                        ----------------------------------------
                                                VP

                                   By:  MGA Real Estate Associates, LLLP,
                                        a Colorado limited liability limited
                                        partnership, Member

                                   By:  /s/ James H. Miller
                                        ----------------------------------------
                                        Authorized Signatory

STATE OF COLORADO                       )
                                        ) ss.
CITY AND COUNTY OF DENVER               )

         The foregoing instrument was acknowledged before me this 8th day of Sept., 1997, by William B. Pauls, as Manager of The Pauls Corporation, LLC, a Colorado limited liability company, as Manager and Member of SD #1, LLC, a Colorado limited liability company, a Member of San Diego Development #1, LLC, a Colorado limited liability company.

                              Witness my hand and official seal.

                              My commission expires: 1/03/99


                                        /s/ LORRAINE K. BLAKE
                                        ----------------------------------------
                                        Notary Public

STATE OF CONNECTICUT          )
                              ) ss.
COUNTY OF FAIRFIELD           )

          The foregoing instrument was acknowledged before me this 10th day of September, 1997, by Michael J. Strone, as VP of GE Investment Realty Partners III Limited Partnership, a Delaware limited partnership, a Member of SD #1, LLC, a Colorado limited liability company, a Member of San Diego Development #1, LLC, a Colorado limited liability company.

                              Witness my hand and official seal.

                              My commission expires: 1/31/02


                                        /s/ LaVerne M. Burzynski
                                        ----------------------------------------
                                        Notary Public


STATE OF COLORADO             )
                              ) ss.
CITY AND COUNTY OF DENVER     )

          The foregoing instrument was acknowledged before me this 8th day of Sept., 1997, by James H. Miller as authorized signatory of MGA Real Estate Associates, LLLP, a Colorado limited liability limited partnership, a member of San Diego Development #1, LLC, a Colorado limited liability company.

                              Witness my hand and official seal.

                              My commission expires: 1/03/99


                                        /s/ Lorraine K. Blake
                                        ----------------------------------------
                                        Notary Public

signatures and notarizations continued on next page

                                             TENANT:

                                             ADVANTA MORTGAGE CORP. USA,
                                             a Delaware corporation

                                             By: John J. Crowe Jr.
                                             Title: V.P.



[Corporate Seal]                             Attest: Robert Cardwell
                                                     Asst. Secretary



STATE OF PENNSYLVANIA         )
                              : ss.
COUNTY OF                     )


          On this the 2nd day of Sept., 1997 before me the subscriber, a notary public in and for the Commonwealth of Pennsylvania, personally appeared John J. Crowe, Jr., who acknowledged himself to be the V.P. of ADVANTA MORTGAGE CORP.
USA, a Delaware corporation, and that he as such                  , being
authorized to do so, executed the foregoing instrument for the purpose therein
contained by signing the name of the corporation by himself as                .

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.


[Notarial Seal]                              /s/ Betty Van Sant
                                             -----------------------------------
                                             Notary Public

                                             My Commission Expires:

                                                        NOTARIAL SEAL
                                                BETTY VAN SANT, NOTARY PUBLIC
                                               HORSHAM TWP., MONTGOMERY COUNTY
                                             MY COMMISSION EXPIRES FEB. 22, 1999

                                   EXHIBIT "A"

                     [Legal Description of Leased Premises]

Lot 63 of County of San Diego Tract No. 4478, according to the Map thereof No. 11984, filed in the Office of the County Recorder of San Diego County, January 7, 1988 as File No. 88-006481 of Official Records, in the County of San Diego, State of California

                                  CORPORATE GUARANTY

         In consideration of and as an inducement for the granting, execution and delivery of that certain Lease, dated August 27, 1997 (hereinafter called "Lease"), by SAN DIEGO DEVELOPMENT #1 LLC, a Colorado limited liability company, the Landlord therein named (hereinafter called "Landlord"), to ADVANTA MORTGAGE CORP. USA, a Delaware corporation, the Tenant therein named (hereinafter called "Tenant") with respect to premises commonly known as lot 63, 4S Ranch and located on Rancho Bernardo Road in the County of San Diego, California, and in further consideration of the sum of One Dollar ($1.00) and other good and valuable consideration paid by Landlord to the undersigned, ADVANTA CORP., a Delaware corporation (hereinafter called "Guarantor"), intending to be legally bound, hereby guarantees to Landlord the full and prompt payment when due of all Minimum Rent and Additional Rent and any and all other sums and charges payable by Tenant under the Lease, and the full, faithful and prompt performance and observance of all the covenants, terms, conditions, and agreements therein provided to be performed and observed by Tenant, to the same extent as though both Guarantor and Tenant had been named in the Lease as tenants therein with joint and several liability, (the "Obligations"); and Guarantor does hereby become surety to Landlord for and with respect to all of the Obligations.

         Guarantor hereby covenants and agrees to and with Landlord that if default shall at any time be made by Tenant in the payment of any such rent or other sums or charges payable by Tenant under the Lease or in the performance of any of the covenants, terms, conditions or agreements contained in the Lease, Guarantor will forthwith pay such rent or other sums or charges to Landlord, and any arrears thereof, and will forthwith faithfully perform and fulfill all of such covenants, terms, conditions and agreements, and will forthwith pay to Landlord all damages and all costs and expenses that may arise in consequence of any default by Tenant under the Lease (including, without limitation, all reasonable attorneys' fees incurred by Landlord or caused by any such default and/or by the enforcement of this Guaranty).

         This Guaranty is an absolute and unconditional guaranty of payment (and not of collection) and of performance and is a surety agreement. Guarantor's liability hereunder is direct and may be enforced without Landlord being required to resort to any other right, remedy or security and this Guaranty shall be enforceable against Guarantor, without the necessity for any suit or proceedings on Landlord's part of any kind or nature whatsoever against Tenant, and without the necessity of any notice of non-payment, non-performance or non-observance or the continuance of any such default or of any notice of acceptance of this Guaranty or of Landlord's intention to act in reliance hereon or of any other notice or demand to which Guarantor might otherwise be entitled, all of which Guarantor hereby expressly waives; and Guarantor hereby expressly agrees that the validity of this Guaranty and the Obligations of Guarantor hereunder shall in nowise be terminated, affected or impaired by reason of the assertion or the failure to assert by Landlord against Tenant, of any of the rights or remedies reserved to Landlord pursuant to the provisions of the Lease. Landlord may maintain successive actions for other defaults. Its rights hereunder shall not be exhausted by its exercise of any of its rights or remedies or by any such action or by any number of successive actions, until and unless all Obligations hereby guaranteed have been paid and fully performed.

          This Guaranty shall be a continuing Guaranty, and (whether or not Guarantor shall have notice or knowledge of any of the following) the liability and obligation of Guarantor hereunder shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way impaired by (a) any amendment or modification of, or supplement to, or extension or renewal of, the Lease or any assignment or transfer thereof; (b) any exercise or non-exercise of any right, power, remedy or privilege under or in respect of the Lease or this Guaranty or any waiver, consent or approval by Landlord with respect to any of the covenants, terms, conditions or agreements contained in the Lease or any indulgences, forbearances or extensions of time for performance or observance allowed to Tenant from time to time and for any length of time; (c) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding relating to Tenant, or its properties; (d) any limitation on the liability or obligation of Tenant under the Lease or its estate in bankruptcy or of any remedy for the enforcement thereof resulting from the operation of any present or future provision of the federal bankruptcy law or any other statute or from the decision of any court; (e) any sublease or transfer by Tenant or any assignment, mortgage or pledge of its interest under the Lease (f) any termination of the Lease prior to the expiration of its Term; or (g) any agreement entered into between the Landlord and a Qualified Assignee or a Qualified Subtenant or any New Lease or other agreement entered into between Landlord and the holder of any Leasehold Mortgage (or between Landlord and the nominee of any such holder of a Leasehold Mortgage).

         All of Landlord's rights and remedies under the Lease and under this Guaranty are intended to be distinct, separate and cumulative and no such right and remedy therein or herein mentioned is intended to be in exclusion of or a waiver of any of the others. No termination of the Lease or repossession or recovering of the premises demised thereby shall deprive Landlord of any of its rights and remedies against Guarantor under this Guaranty. This Guaranty shall apply to the Obligations pursuant to any extension, renewal, amendment, modification and supplement of or to the Lease as well as to the Obligations thereunder during the original Term thereof in accordance with the original provisions thereof.

         The Guarantor hereby waives any requirement that the Landlord protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right to take any action against any person or any collateral (including any rights relating to marshaling of assets). Guarantor expressly waives: (i) any and all rights of subrogation, reimbursement, indemnification and contribution until the Obligations have been paid and fully performed, (ii) any other rights and defenses that are or may become available to the

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Guarantor by reason of Sections 2787 through 2855, inclusive, of the California
Civil Code, as such Sections may be amended, recodified, or replaced from time to time; (iii) any rights or defenses that Guarantor may have arising out of an election of remedies by Landlord; and (iv) any other statutory or common law rights (to the extent that waiver is not prohibited by law) that are inconsistent with the provisions of this Guaranty.

         The Obligations will be paid strictly in accordance with the terms of the Lease, regardless of the value, genuineness, validity, regularity or enforceability of the Obligations, and of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Landlord with respect thereto. The liability of the Guarantor to the extent herein set forth shall be absolute and unconditional, not subject to any reduction, limitation, impairment, termination, defense, offset, counterclaim or recoupment whatsoever (all of which are hereby expressly waived by the Guarantor) whether by reason of any claim of any character whatsoever, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, or by reason of any liability at any time to the Guarantor or otherwise, whether based upon any obligations or any other agreements or otherwise, howsoever arising, whether out of action or inaction or otherwise and whether resulting from default, willful misconduct, negligence or otherwise, and without limiting the foregoing irrespective of: (a) any lack of validity or enforceability of the Lease or of any agreement or instrument relating thereto; (b) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Obligations, or any other amendment or waiver of or consent to Obligations, or any other amendment or waiver of or consent to any departure from the Lease or any other agreement relating to any Obligations; (c) any increase in, addition to, exchange or release of, or nonperfection of any lien on or security interest in, any collateral or any release or amendment or waiver of or consent to any departure from or failure to enforce any other guarantee, for all or any of the indebtedness; (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Tenant in respect of the Obligations of the Guarantor in respect hereof; (e) the absence of any action on the part of the Landlord to obtain payment for the Obligations from the Tenant; (f) any insolvency, bankruptcy, reorganization or dissolution, or any proceeding of the Tenant or the Guarantor, including, without limitation, rejection of the guaranteed Obligations in such bankruptcy; or (g) the absence of notice or any delay in any action to enforce any Obligations or to exercise any right or remedy against the Guarantor or the Tenant, whether hereunder, under any Obligations or under any agreement or any indulgence, compromise or extension granted.

         Guarantor agrees that in the event Tenant shall become insolvent or shall be adjudicated a bankrupt, or shall file a petition for reorganization, arrangement or similar relief under any present or future provisions of the United States Bankruptcy Code, or any similar law or statute of the United States or any State thereof, or if such a petition filed by creditors of Tenant shall be approved by a Court, or if Tenant shall seek a judicial readjustment of the rights of its creditors under any present or future Federal or State law or if a receiver of all or part of its property and assets is appointed by any State or Federal court:

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
                  (a) if the Lease shall be terminated or rejected, or the obligations of Tenant thereunder shall be modified, Landlord shall have the option either (i) to require the undersigned, and the undersigned hereby so agree, to execute and deliver to Landlord a new lease as tenant for the balance of the term then remaining as provided in the Lease and upon the same terms and conditions as set forth therein, or (ii) to recover from the undersigned that which Landlord would be entitled to recover from Tenant under the Lease in the event of a termination of the Lease by Landlord because of a default by Tenant, and such shall be recoverable from the undersigned without regard to whether Landlord is entitled to recover the same from Tenant in any such proceeding; and

                  (b) if Guarantor has any claims against Tenant upon any indebtedness of Tenant to Guarantor in any bankruptcy or other proceeding, Guarantor agrees to subordinate all of Guarantor's rights to any such payments or distributions to the rights of Landlord or pay any amounts recovered to Landlord as a credit against the Obligations until the Obligations are fully paid.

         Guarantor further agrees that, to the extent that the Tenant or the Guarantor makes a payment or payments to the Landlord, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to the Tenant or the Guarantor or their respective estate, trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, this Guaranty and the advances or part thereof which have been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date of such initial payment, reduction or satisfaction occurred.

         Tenant is a wholly owned subsidiary of Guarantor as of the date hereof. If at any time hereafter Tenant is neither (i) a wholly-owned subsidiary of Guarantor or of an Affiliate; or (ii) directly or indirectly controlled by or under common control with Guarantor or an Affiliate, and provided Tenant or Guarantor gives written notice of such fact to Landlord, with reasonable evidence of the basis on which such determination is made then at all times thereafter (notwithstanding any contrary provision hereof):

                  (a) Landlord will furnish Guarantor with a copy of any notice of default given by Landlord to Tenant under the Lease;

                  (b) Guarantor will not be in default of Guarantors Obligations hereunder unless and until Landlord shall have furnished Guarantor written demand for payment hereunder and Guarantor shall have failed to pay sums due hereunder for more than fifteen (15) days following such demand; and

                  (c) Following the expiration of the Initial Term and any Renewal Periods (to the extent the Lease is extended substantially in accordance with Paragraph 3 of the Lease), Guarantor will be released from liability hereunder if Landlord and Tenant further

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
extend the term of the Lease (other than Tenant's holding over under Paragraph 30 of the Lease).

         For purposes of this paragraph, an "Affiliate" shall mean any person or entity that wholly-owns or controls Guarantor or is wholly-owned or controlled by Guarantor or is under common-control with Guarantor.

         If Landlord and Tenant elect to amend the Lease to materially increase the monetary obligations of Tenant under the Lease without the consent of Guarantor, the amendment shall be binding on them and Guarantor's liability under this Guaranty shall remain in full force and effect, but the amendment shall not be enforceable against Guarantor as guaranteed Obligations if and only to the extent it would result in an increase in Guarantor's Obligations under this Guaranty.

         This Guaranty shall be legally binding upon Guarantor and its successors and assigns and shall inure to the benefit of Landlord and its successors and assigns; if Landlord disposes of, sells, transfers, assigns, hypothecates or otherwise conveys its interest in the Lease, or any part thereof, "Landlord" as used in this Guaranty, shall include Landlord's successor. Reference here to Tenant shall be deemed to include Tenant and its successors and assigns. The word "successor" is used herein in its most comprehensive sense and includes any assignee, transferee, personal representative, heir or other person or entity succeeding to the respective rights or obligations of either party. The terms and provisions of this Guaranty shall be governed by the laws of the State of California.

         Guarantor and Landlord (by its acceptance of this guaranty) hereby mutually waive trial by jury in connection with any dispute arising hereunder.

         Guarantor hereby consents to and submits to the jurisdiction of the federal and state courts located in the State of California and any action or suit under this Guaranty by Guarantor shall only be brought in the federal or state court with appropriate jurisdiction over the subject matter established or sitting in the State of California. Guarantor shall not raise, in connection with any action or suit under the Guaranty, and hereby waives any defenses based on the venue, inconvenience of the forum, lack of personal jurisdiction, the sufficiency of service of process or the like in any such action or suit brought in the State of California. Notices to Guarantor hereunder shall be sent by personal delivery, certified or registered mail with return receipt requested, or nationally recognized overnight courier service with receipt, or by facsimile to the following address (any notice delivered by telecopier in accordance with this paragraph shall be deemed to have been duly given upon

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receipt if concurrently with sending by telecopier receipt is confirmed and a copy is sent by mail on the same day):

                    Advanta Corp.
                    Attention: Vice President, Advanta Corporate Services 200 Tournament Drive
                    Horsham, PA 19044

         IN WITNESS WHEREOF, Guarantor, intending to be legally bound hereby, has caused this Guaranty to be executed by its duly authorized officer and its corporate seal to be hereunto duly affixed, effective as of the 27th day of August, 1997.

                                        ADVANTA CORP.

                                        By: /s/ Christopher S. Derzane

                                        Title:    SVP

[Corporate Seal]                        Attest:   /s/ Carl J. Deagler
                                                  Asst. Secretary
STATE OF PENNSYLVANIA         )
                              : ss.
COUNTY OF                     )

         On this the 27th day of August, 1997, before me the subscriber, a notary public in and for the Commonwealth of Pennsylvania, personally appeared Christopher S. Derzane, who acknowledged himself to be the SVP of ADVANTA MORTGAGE CORP. USA, a Delaware corporation, and that he as such SVP, being authorized to do so, executed the foregoing instrument for the purpose therein contained by signing the name of the corporation by himself as Christopher S. Derzane.

         IN WITNESS WHEREOF I hereunto set my hand and official seal.

[Notarial Seal]                              /s/ Betty Van Sant
                                             -----------------------------------
                                             Notary Public

                                             My Commission Expires: 2/22/99

                                                        NOTARIAL SEAL
                                                BETTY VAN SANT, NOTARY PUBLIC
                                               HORSHAM TWP., MONTGOMERY COUNTY
                                             MY COMMISSION EXPIRES FEB. 22, 1999

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